Exhibit 4.1

EXECUTION VERSION

ALTERA INFRASTRUCTURE HOLDINGS L.L.C.

11.50% SENIOR SECURED PIK NOTES DUE 2026

________________________________________

INDENTURE

Dated as of August 27, 2021

________________________________________

U.S. Bank National Association

Trustee

________________________________________

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF SUPPLEMENTAL INDENTURE

v

INDENTURE dated as of August 27, 2021 among Altera Infrastructure Holdings L.L.C., a limited liability company formed under the laws of the Republic of the Marshall Islands, as issuer (the “Company”), Altera Infrastructure L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands, as parent guarantor (the “Parent Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).

The Company, the Parent Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $699,341,000 aggregate principal amount of the Company’s 11.50% Senior Secured PIK Notes due 2026 (the “Initial Notes”) and (b) any PIK Notes (as defined herein) and Additional Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (a) and (b) being referred to collectively as the “Notes”):

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01       Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be initially issued in a denomination equal to (together with the denomination of any other 144A Global Note) the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2023 Notes” means the 8.50% Senior Notes due 2023 issued on July 2, 2018 by the Parent Guarantor and Altera Infrastructure Finance Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands.

“Account Control Agreement” means a deposit account control agreement or securities account control agreement (or similar agreement), as applicable, in form and substance reasonably satisfactory to the Collateral Trustee, executed by the Company, the Collateral Trustee and the relevant financial institution party thereto, which establishes the Collateral Trustee’s control (within the meaning of Section 9-104 of the Uniform Commercial Code) with respect to the applicable deposit account or securities account covered thereby.

“Acquired Debt” means, with respect to any specified Person:

(1)               Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)               Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Secured Parties” has the meaning given to such term in the Collateral Trust Agreement.

“Additional Assets” means:

(1)               any properties or assets to be used by the Company or a Restricted Subsidiary in a Permitted Business; or

(2)               Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09, as part of the same series as the Initial Notes whether or not they bear the same “CUSIP” number.

“Additional Offshore Unit” means an Offshore Unit that is used or useful in a Permitted Business.

“Additional Secured Debt” means additional Secured Debt that the Company or any Subsidiary Guarantor intends to incur.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliated Debt Fund” means any Affiliate of an Investor that is a bona fide diversified debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note at any time, the greater of:

(1)              1.0% of the principal amount of the Note; and

(2)               the excess of: (a) the present value at such time of (i) the redemption price of the Note at August 15, 2024 (such redemption price being set forth in the table appearing in Section 3.07(b)), plus (ii) all required interest payments due on the Note through August 15, 2024 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

The Company shall calculate the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange or transaction involving beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream therefor to the extent applicable to such transaction and as in effect from time to time.

“Appraised Value” means the fair market sale value as of a specified date of a specified Offshore Unit that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, taking into account any charters or other contracts for employment with respect to such Offshore Unit at such time, as determined in writing by an Independent Appraiser selected by the Company.

“Asset Acquisition” means:

(1)               an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or

(2)               the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(1)               the sale, lease, conveyance or other disposition of any assets or rights of the Company and its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by Section 4.10; and

(2)               the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries (other than preferred equity of Restricted Subsidiaries issued in compliance with Section 4.09 and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)              any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $50.0 million;

(2)               a transfer or other disposition of assets between or among the Company and any Restricted Subsidiary;

(3)               an issuance, sale or other disposition of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)               the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property;

(5)               the sale or discounting of accounts receivable or any charter, pool agreement, operations or service contract or lease of an Offshore Unit and any related assets in the ordinary course of business;

(6)               any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties;

(7)               any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(8)               the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

(9)               a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;

(10)             any sale or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11)             the granting of Liens not otherwise prohibited by this Indenture;

(12)             the surrender, or waiver of contract rights, leases, or settlement, release or surrender of contract, tort or other claims; and

(13)             any Asset Swap.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets to be traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with Section 4.10.

“Attributable Indebtedness” means, in respect of a Sale and Leaseback Transaction, at the time any determination is to be made, the present value (discounted according to IFRS at the cost of indebtedness implied in the lease; provided that if such discount rate cannot be determined in accordance with IFRS, the present value shall be discounted at the interest rate borne by the Notes compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bank Product Obligations” means all obligations and liabilities of any kind, nature or character (whether direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, due or to become due in existence on the Issue Date or thereafter incurred) of the Company or any Subsidiary Guarantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, commercial credit card, purchasing card, merchant card, cash management or automated clearing house transfers of funds services or any related services, including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by a holder of Bank Product Obligations in connection with the collection or enforcement thereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)               with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)               with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(3)               with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4)               with respect to any other Person, the board or committee of such Person serving a similar function.

“Brookfield” means Brookfield TK TOLP LP.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close in New York State, Aberdeen, Scotland or Oslo, Norway.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with IFRS. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to IFRS as in effect prior to the effective date of International Financial Reporting Standards 16 will be deemed not to represent a Capital Lease Obligation, and any ratio or basket availability under this Indenture will be calculated as if the changes in IFRS made as a result of International Financial Reporting Standards 16 had not occurred.

“Capital Stock” means:

(1)               in the case of a corporation, corporate stock;

(2)               in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)               in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)               any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)               U.S. dollars or other currencies held by the Company and any of its Restricted Subsidiaries from time to time in the ordinary course of business;

(2)               securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality of such government (provided that the full faith and credit of such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)               certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment made therein is made of at least A-1 by S&P or at least P-1 by Moody’s or having capital and surplus in excess of $500.0 million and a Thomson BankWatch Rating of “B” or better;

(4)               repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)               commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6)               securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7)              money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(8)               Indebtedness or preferred equity issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s with maturities of 24 months or less from the date of acquisition; and

(9)               in the case of the Company or a Subsidiary of the Company organized or having its place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Person is organized or has its principal place of business or conducts business which are similar and of comparable credit quality to the items specified in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)               the direct or indirect sale, lease (other than pursuant to any charterparty, pool agreement or operations or service contract in respect of any Offshore Unit), transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than the Permitted Holders; or

(2)               the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company measured by voting power rather than number of shares, and, in either case, a Rating Decline shall occur on any date from the date of the public announcement of such transaction until the end of the 30-day period following public notice of the occurrence thereof (which 30-day period will be extended so long as the rating of the Notes is under publicly-announced consideration for possible downgrade by either of the Rating Agencies).

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock of another form of entity will not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no other “person” Beneficially Owns more than 50% of the Voting Stock of such entity.

A Person or group will not be deemed to have beneficial ownership of securities to be acquired under a subscription agreement, stock purchase agreement, merger agreement or similar agreement until the consummation of the acquisition of such securities under the relevant agreement.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” has the meaning assigned to such term in the Collateral Agreement.

“Collateral Agreement” means the Collateral Agreement, dated as of the Issue Date, between the Company and the Subsidiaries that may join from time to time, in favor of the Collateral Trustee, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Collateral Documents” means the Collateral Agreement, the Security Agreement, the Pledge Agreements, the Account Control Agreements and any other instruments or agreements evidencing or creating Liens on the assets of the Company or any Subsidiary Guarantor to secure the obligations under the Notes and this Indenture, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Issue Date, by and between the Company, the Guarantors party thereto from time to time, the Trustee and U.S. Bank National Association, as Collateral Trustee.

“Collateral Trust Joinder” means (i) with respect to the provisions of the Collateral Trust Agreement relating to any Additional Secured Debt, an agreement substantially in the form of the applicable exhibit to the Collateral Trust Agreement, (ii) with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of the applicable exhibit to the Collateral Trust Agreement and (iii) with respect to the provisions of the Collateral Trust Agreement relating to any Hedging Obligations, an agreement substantially in the form of the applicable exhibit to the Collateral Trust Agreement.

“Collateral Trustee” means U.S. Bank National Association acting in its capacity as collateral trustee under the Collateral Trust Agreement.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement and designed to protect such Person against fluctuation in commodity prices.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)               the provision for taxes based on income, profits or capital, including without limitation provincial, state, franchise, local, foreign and similar taxes, of such Person and its Restricted Subsidiaries for such period; plus

(2)               the Fixed Charges of such Person and its Restricted Subsidiaries for such period; plus

(3)               depreciation, accretion, depletion, amortization (including amortization of goodwill and other intangibles, deferred financing fees, debt issuance costs, commissions and expenses and any amortization included in pension, other post-employment benefits (“OPEB”) or other employee benefit expenses, but excluding amortization of prepaid cash expenses (other than financing costs) that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets (including pursuant to IFRS 3 and IFRS 16) and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

(4)               the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, integration, business optimization, systems establishment cost or excess pension, OPEB, curtailment or other excess charges); plus

(5)               the amount of management, consulting, monitoring and advisory fees and related expenses paid or accrued during such period; plus

(6)               accretion of asset retirement obligations in accordance with IFRS 37 and any similar accounting in prior periods; plus

(7)               to the extent not otherwise included, the proceeds of any business interruption insurance received during such period; plus

(8)               to the extent actually reimbursed (and not otherwise included in arriving at Consolidated Net Income), expenses covered by indemnification provisions in any agreement in connection with any transaction involving the Company or any of its Subsidiaries; plus

(9)               to the extent not otherwise included, the amount of any payments received on direct financing leases during such period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with IFRS and before any deduction for preferred equity dividends or distributions; provided that:

(1)               any net after-tax extraordinary, unusual or nonrecurring gains or losses or income or expense or charge (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, relocation, and other restructuring costs, any pre-operating expenses that are expensed and not capitalized, and fees, expenses or charges related to any offering of securities of such Person or other financing transaction, any Investment, acquisition, disposition or incurrence or repayment or early extinguishment of Indebtedness or other obligations permitted to be incurred (in each case, whether or not successful)), including all fees, expenses and charges, and any financing charges, including penalty interest and bank charges, related to any Indebtedness or other obligations, in each case, shall be excluded;

(2)               any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(3)               any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(4)               any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations or other derivative instruments shall be excluded;

(5)               (A) the net income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by such Person to the specified Person or a Restricted Subsidiary thereof in respect of such period and (B) the net income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the specified Person or a Restricted Subsidiary thereof in excess of the amount included in clause (A);

(6)               any increase in depreciation, accretion, depletion or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;

(7)               accruals and reserves that are established within 12 months after an acquisition’s closing date and that are so required to be established as a result of such transaction in accordance with IFRS or as a result of a modification of accounting policies shall be excluded;

(8)               any impairment charges resulting from the application of IFRS 3 and IFRS 16 and the amortization of intangibles pursuant to IFRS 3 and all asset write-downs and asset write-offs shall be excluded;

(9)               any long-term incentive plan accruals and any compensation expense realized from grants of stock or unit appreciation or similar rights, stock or unit options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(10)             (A) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of IFRS 9), (B) any foreign exchange gains and losses and (C) any adjustments for financial instruments, derivatives or Hedging Obligations required by IFRS shall be excluded except for any realized exchange gains or losses on derivative instruments which are included as offsets to operating items as part of a designated hedging relationship;

(11)             the cumulative effect of a change in accounting principles will be excluded; and

(12)             the amount by which any income or charge attributable to a post-employment benefit scheme differs from the current service costs attributable to the scheme will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with IFRS, with such pro forma adjustments consistent with the definition of “Fixed Charge Coverage Ratio,” less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Contingent Obligations” means, with respect to any Person, any obligation (including, but not limited to, any obligations under or relating to surety bonds) of such Person guaranteeing any performance, leases, liabilities, dividends, taxes or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)               to purchase any such primary obligation or any property constituting direct or indirect security thereof;

(2)               to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)               to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Controlled Investment Affiliate” means, with respect to Brookfield, any investment fund, co-investment vehicle and/or similar investment vehicle or managed account that (a) is organized by Brookfield or any Affiliate of Brookfield for the purposes of making equity or debt investments in one or more companies and (b) is controlled by or is under common control with Brookfield.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this instrument is specified in Section 12.01, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Credit Facilities” means one or more debt facilities (excluding the Existing Credit Facilities), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, debt securities or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-

Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means any preferred Capital Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) that is issued for cash (other than to any of the Company’s Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in subclause (II) of Section 4.07(a).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock and other than to a Subsidiary of the Company) of the Company or (ii) an offer and sale of Capital Stock (other than Disqualified Stock and other than to the Company or a Subsidiary of the Company) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the equity capital of the Company) pursuant to (x) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or such direct or indirect parent company), or (y) a private issuance exempt from registration under the Securities Act.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” has the meaning assigned to such term in the Collateral Agreement.

“Excluded Equity” has the meaning assigned to such term in the Collateral Agreement.

“Excluded Property” has the meaning assigned to such term in the Collateral Agreement.

“Existing Credit Facilities” means the (i) Amendment and Restatement Agreement No. 1, dated July 3, 2020, by and among Altera Grand Banks Shipping AS, f/k/a Teekay Grand Banks Shipping AS, DNB Markets, Inc., DNB Bank ASA, New York Branch and the banks listed on schedule 1 thereto; (ii) Amendment and Restatement Agreement No. 2, dated October 26, 2020, by and among Altera Grand Banks Shipping AS, f/k/a Teekay Grand Banks Shipping AS, DNB Markets, Inc., DNB Bank ASA, New York Branch and the banks listed on schedule 1 thereto; (iii) Secured Loan Agreement, dated September 18, 2017, by and among Navion Gothenburg LLC, Nordic Rio LLC, DNB Capital LLC, DNB Bank ASA, New York Branch, DNB Markets, Inc. and the banks listed on schedule 1 thereto; (iv) Secured Revolving Credit Facility Agreement, dated April 29, 2019, by and among Varg L.L.C., Piranema L.L.C., Voyageur L.L.C., ING Capital LLC and the banks listed in schedule 1 thereto; (v) Amendment and Restatement Agreement No. 2, dated June 29, 2020, by and among Knarr LLC, The Export-Import Bank of Korea, Citibank N.A., London Branch, Credit Agricole Corporate and Investment Bank, Korea Exchange Bank, and the banks listed on schedule 1 thereto; (vi) Loan Agreement, dated July 17, 2015, by and among ALP Sweeper B.V., Altera Infrastructure L.P., f/k/a Teekay Offshore Partners L.P., Japan Bank for International Cooperation, Citibank Japan Ltd., Sumitomo Mitsui Banking Corporation, Citibank, N.A., Citibank, N.A., London Branch, SMBC Nikko Capital Markets Limited, and Citicorp International Limited; (vii) Loan Agreement, dated July 17, 2015, by and among ALP Defender B.V., Altera Infrastructure L.P., f/k/a Teekay Offshore Partners L.P., Japan Bank for International Cooperation, Citibank Japan Ltd., Sumitomo Mitsui Banking Corporation, Citibank, N.A., Citibank, N.A., London Branch, SMBC Nikko Capital Markets Limited, and Citicorp International Limited; (viii) Loan Agreement, dated July 17, 2015, by and among ALP Keeper B.V., Altera Infrastructure L.P., f/k/a  Teekay Offshore Partners L.P., Japan Bank for International Cooperation, Citibank Japan Ltd., Sumitomo Mitsui Banking Corporation, Citibank, N.A., Citibank, N.A., London Branch, SMBC Nikko Capital Markets Limited, and Citicorp International Limited; (ix) Loan Agreement, dated July 17, 2015, by and among ALP Striker B.V., Altera Infrastructure L.P., f/k/a Teekay Offshore Partners L.P., Japan Bank for International Cooperation, Citibank Japan Ltd., Sumitomo Mitsui Banking Corporation, Citibank, N.A., Citibank, N.A., London Branch, SMBC Nikko Capital Markets Limited, and Citicorp International Limited; (x) Secured Term Loan Facility, dated  February 25, 2021, by and among Petrojarl I L.L.C., DNB Capital LLC, DNB Bank ASA New York Bank, DNB Markets, Inc., CitiBank N.A., London Branch and the banks listed on schedule 1 thereto; (xi) Secured Credit Facility Agreement, dated February 6, 2015, by and among ALP Guard B.V., ALP  Winger B.V., ALP Centre B.V., ALP Ippon B.V., ALP Ace B.V., ALP Forward B.V., Credit Suisse AG and the banks listed in schedule 1 thereto; (xii) Secured Term Loan Facility Agreement, dated September 15, 2017, by and among Arendal Spirit LLC, Citibank, N.A., London Branch, Citibank Europe PLC, UK Branch, and the banks listed on schedule 1 thereto; (xiii) Secured Loan Agreement, dated August 28, 2019, by and among Clipper LLC, DNB Capital LLC, DNB Bank ASA, New York Branch, DNB Markets Inc., NIBC Bank N.V. and the banks listed in schedule 1 thereto; (xiv) Secured Term Loan Facility Agreement, dated November 24, 2015, by and among Gina Krog Offshore Pte. Ltd., ING Bank N.V., Singapore Branch, ING Capital LLC, BNP Paribas, Singapore Branch, ING Capital Markets LLC and the banks and financial instructions listed in schedule 1 thereto; (xv) Secured Revolving Credit Facility Agreement, dated May 23, 2019, by and among Altera Shuttle Tankers LLC, f/k/a Teekay Shuttle Tankers LLC, Nordea Bank Abp, filial i Norge, and the banks, financial institutions and other institutional lenders listed in schedule 1 thereto; (xvi) Note Purchase Agreement, dated September 4. 2019, by and between Altera Libra Netherlands B.V., f/k/a Teekay Libra Netherlands B.V., Altera Wilmington Trust, National Association; (xvii) Amended and Restated Credit Agreement, dated August 7, 2020, by and among Altera Infrastructure L.P., Brookfield TK Loan LP, Brookfield TK Block Acquisition LP and Brookfield TK Buyback LP; (xviii) Note Purchase Agreement, dated September 10, 2013, by and among Altera Shuttle Tankers Finance L.L.C., f/k/a Teekay Shuttle Tanker Finance L.L.C. Wells Fargo Bank Northwest, N.A. and the parties signatories thereto; (xix) Bond Terms for 7.125% senior unsecured USD 250,000,000 bonds due 2022, dated August 9, 2017, by and between Altera Shuttle Tankers L.L.C., f/k/a Teekay Shuttle Tankers L.L.C. and Nordic Trustee ASA; (xx) Loan Agreement, dated April 2, 2019, by and among Altera Shuttle Tankers L.L.C., f/k/a Teekay Shuttle Tankers L.L.C., ABN Amro Capital USA LLC, Macquarie Bank Limited, London Branch, and the banks listed on schedule 1 thereto; (xxi) Memorandum of Agreement, dated September 23, 2019, by and between, Altera Wind AS, f/k/a Teekay SHI Hull No 2287 AS and Hai Juo Shipping 1960T Limited; (xxii) Memorandum of Agreement, dated September 23, 2019, by and between, Altera Wave AS, f/k/a Teekay SHI Hull No 2286 AS and Hai Juo Shipping 1959T Limited; (xxiii) Bond Terms FRN for senior unsecured green USD 200,000,000 bonds due 2024 , dated October 16, 2019, by and between Altera Shuttle Tankers L.L.C., f/k/a Teekay Shuttle Tankers L.L.C. and Nordic Trustee ASA; (xxiv) Amendment and Restatement Agreement, dated December 16, 2015, by and among OOGTK Libra GMBH & Co KG, HSBC Bank USA, National Association and the banks signatories thereto; (xxv) Amended and Restated Credit Agreement, dated November 6, 2020, by and among, OOG-TKP FPSO GmbH & Co KG, The Bank of New York Mellon, London Branch, TMF Trustee Limited, TMF Trustee Services GmbH, TMF Brasil Administracao e Gestao de Ativos Ltda, TMF Group New York, LLC and the banks signatory thereto; (xxvi) Credit Agreement, dated February 23, 2021, by and among Altera Infrastructure L.P., Brookfield TK Loan LP and Brookfield TK Loan 2 LP; (xxvii) Credit Agreement, dated February 23, 2021, by and among Altera Shuttle Tankers L.L.C. and Brookfield TK Loan 2 LP; (xxviii) Credit Agreement, dated July 26, 2021, by and among, Altera Infrastructure Holdings L.L.C., Altera Infrastructure L.P., Brookfield TK Bond LP and Brookfield TK TOLP LP,  in each case including any instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof; provided that such increase in borrowings is permitted under Section 4.09).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Company for transactions less than $35.0 million and (ii) the Board of Directors of the Company (unless otherwise provided in this Indenture) for transactions valued at, or in excess of, $35.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions (including acquisitions of Additional Offshore Units), dispositions, mergers, consolidations and discontinued operations (as determined in accordance with IFRS), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the specified Person (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the specified Person or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period. If the Company or any Restricted Subsidiary shall have entered into an agreement to build or acquire an Additional Offshore Unit that, at the time of calculation is being constructed on behalf of the Company or such Restricted Subsidiary, is scheduled for delivery no later than one year from the time of calculation and is, or is reasonably expected to be upon delivery (as determined by the Board of Directors of the Company), subject to a Qualified Services Contract, then the Fixed Charge Coverage Ratio for such period may, at the Company’s election, be calculated after giving pro forma effect thereto as if the Additional Offshore Unit subject to such committed construction contract had been acquired by the Company or such Restricted Subsidiary on the first day of the four-quarter reference period.

For purposes of this definition, whenever pro forma effect is to be given to (i) any transaction (other than the acquisition of an Additional Offshore Unit or a committed construction contract with respect to an Additional Offshore Unit that is subject to a Qualified Services Contract), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the specified Person, and (ii) the acquisition of an Additional Offshore Unit or to a committed construction contract with respect to an Additional Offshore Unit that is subject to a Qualified Services Contract, shall be made as follows:

(a)               the amount of Consolidated Adjusted EBITDA attributable to such Additional Offshore Unit shall be calculated in good faith by a responsible financial or accounting officer of the Company;

(b)               in the case of earned revenues under a Qualified Services Contract, the Consolidated Adjusted EBITDA shall be based on revenues actually earned pursuant to the Qualified Services Contract relating to such Additional Offshore Unit or Additional Offshore Units, taking into account, where applicable, only actual expenses incurred without duplication in any measurement period;

(c)               the amount of Consolidated Adjusted EBITDA shall be the lesser of the Consolidated Adjusted EBITDA derived on a pro forma basis from revenues that are guaranteed to be earned, without condition or contingency, for (i) the first full year of the Qualified Services Contract and (ii) the average of the Consolidated Adjusted EBITDA of each year of such Qualified Services Contract for the term of the Qualified Services Contract;

(d)               in determining the estimated expenses attributable to such Additional Offshore Unit, the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness (including Indebtedness that is anticipated to be incurred following the time of calculation in order to consummate the construction, acquisition and/or delivery of the Additional Offshore Unit) relating to the construction, delivery and/or acquisition of such Additional Offshore Unit; and

(e)               with respect to any expenses attributable to an Additional Offshore Unit, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the specified Person to be the rate of interest implicit in such Capital Lease Obligation. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the specified Person may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the specified Person as set forth in an Officer’s Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)               the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under this Indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)               the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)               all dividend payments or other distributions on the Disqualified Stock of such Person or the preferred equity of any of its Restricted Subsidiaries, other than dividends or other distributions payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person; less

(4)               interest income; less

(5)             non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under IFRS; less

(6)               accretion or accrual of discounted liabilities not constituting Indebtedness; and less

(7)               any expense resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money or advances; or

(2)	evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), whether or not then available or drawn.

For the avoidance of doubt, “Funded Debt” shall not include Hedging Obligations.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each Note issued in global, registered form deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Increases and Decreases in the Global Note” attached thereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any Subsidiary Guarantor and the Parent Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means the International Financial Reporting Standards, including International Accounting Standards and Interpretations together with their accompanying documents which are set by the IFRS Foundation and the IFRS Interpretations Committee, the interpretive body of the IFRS Foundation.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)               in respect of borrowed money;

(2)              evidenced by (A) bonds, notes, debentures or similar instruments or (B) letters of credit (or reimbursement agreements in respect thereof); provided that the underlying obligation in respect of which the letter of credit was issued would, under one or more of clause (1) above or clauses (3) to (6) below, be treated as being Indebtedness;

(3)               in respect of banker’s acceptances;

(4)               representing Capital Lease Obligations;

(5)               representing Attributable Indebtedness of such Person in respect of Sale and Leaseback Transactions;

(6)               representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after (i) such property is acquired or such services are completed or (ii) with respect to any such balance that is disputed in good faith, the final resolution of such dispute; provided that “Indebtedness” shall not include contingent obligations in respect of earn-outs or purchase price adjustments, except to the extent that the contingency relating thereto is resolved and such obligation is not paid within 30 days thereafter; or

(7)               to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The term “Indebtedness,” however, excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; or (d) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements (collectively, the “Agreements”); provided that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with IFRS).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Appraiser” means a Person:

(1)               that is (a) engaged in the business of appraising Offshore Units and qualified to appraise the applicable Offshore Unit, in each case, as determined in good faith by the Company or (b) if no Person described in clause (1)(a) is at such time generally providing appraisals of vessels (as determined in good faith by the Company) then, an independent investment banking firm of international standing qualified to perform such valuation (as determined in good faith by the Company); and

(2)               that (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, partner or person performing similar functions.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Rating” means a Moody’s rating of Baa3 (or the equivalent) or higher and an S&P rating of BBB- (or the equivalent) or higher, or, if either such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Securities” means:

(1)               securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2)               investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3)               corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants of such Person (or its Controlled Investment Affiliates), in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS.

“Investor” means Brookfield and its Affiliates, and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by them, but not including, however, any portfolio companies of the foregoing.

“Issue Date” means August 27, 2021.

“Junior Lien Debt” has the meaning given to such term in the Collateral Trust Agreement.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement pursuant to which any Junior Lien Debt is incurred and the Junior Lien Security Documents.

“Junior Lien Obligations” has the meaning given to such term in the Collateral Trust Agreement.

“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (A) is appointed as a representative for such Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt and (B) who has executed a Collateral Trust Joinder, together with its successors and assigns in such capacity.

“Junior Lien Secured Parties” has the meaning given to such term in the Collateral Trust Agreement.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Junior Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), hypothecation, assignment, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary or the Company), any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means any acquisition (including by way of merger), Investment, Restricted Payment or other transaction by the Company or any Restricted Subsidiary permitted pursuant to this Indenture whose consummation is not conditioned upon the availability of, or on obtaining, third party financing (or, if such a condition does exist, the Company or any Restricted Subsidiary would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained).

“Local Law Creation and Perfection Steps” has the meaning assigned to such term in the Collateral Agreement.

“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange or the Nasdaq National Market and (ii) issued by a corporation or other entity having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation or other entity held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

“Material First-Tier Restricted Subsidiary” means a first-tier Restricted Subsidiary of the Company (other than Arendal Spirit L.L.C.) and any Subsidiary Guarantor that directly (or indirectly through its Subsidiaries) owns assets, the fair market value of which (as determined by the Company in good faith), exceeds $10,000,000 in the aggregate; provided that the aggregate fair market value of assets attributable to Restricted Subsidiaries that are not Material First-Tier Restricted Subsidiaries (directly or indirectly through its respective Subsidiaries), taken together shall not exceed $20,000,000 in the aggregate.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with IFRS, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, until such time as such reserve is reversed.

“Non-Recourse Debt” means Indebtedness:

(1)               as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries or joint ventures, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries or joint ventures, except for Customary Recourse Exceptions, or (c) constitutes the lender; and

(2)               no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means the Notes, this Indenture, the Collateral Trust Agreement and the Priority Lien Security Documents securing the Obligations in respect thereof.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.

“Note Obligations” means the Indebtedness incurred and Obligations (including any Applicable Premium) under this Indenture, the Notes, and the other Note Documents.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes and any PIK Notes (or any increase in the principal amount of a Global Notes), and any references to “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the chairman of the Board of Directors, the principal executive officer, the president, the principal operating officer, the principal financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person (or, if such Person is a limited partnership, the general partner of such Person).

“Officer’s Certificate” means, with respect to any Person, a certificate signed by any Officer of such Person; provided, however, that with respect to any Officer’s Certificate deliverable by or on behalf of the Company, “Officer’s Certificate” shall mean a certificate signed by the chief financial officer of Altera Infrastructure Group Ltd. or any Officer of the Company.

“Offshore Unit” means any shuttle tanker, floating production, storage and offloading unit, floating, storage and offtake unit, unit for maintenance and safety, towing and offshore installation vessel, conventional tanker, other vessel and any other infrastructure- or sustainability-linked unit or vessel, whose primary purpose is the storage, transportation, utilization, processing, development or exploration and/or production (or services and/or support to the same) of crude oil, hydrocarbons, advanced fuels, renewable energy, ammonia, hydrogen, carbon mitigation, fuel cells, other infrastructure or sustainability-linked products and similar products or technologies, in each case together with all related spares, equipment and any additions or improvements thereto.

“Offshore Unit Value” means, with respect to each Offshore Unit or group of Offshore Units, (i) with respect to the acquisition or construction of any such Offshore Unit or group of Offshore Units, the greater of (x) the aggregate contract price for the acquisition or construction of such Offshore Unit or group of Offshore Units (or the acquisition of the Capital Stock of any Person the assets of which primarily consist of such Offshore Unit or group of Offshore Units), as applicable, plus any Ready for Sea Costs with respect to such Offshore Unit or group of Offshore Units and (y) the Appraised Value of such Offshore Unit or group of Offshore Units immediately after such acquisition or construction; and (ii) with respect to the refurbishment, redeployment, recontracting, contracting or extending of a contract of any such Offshore Unit or group of Offshore Units, the greater of (a) the Appraised Value of such Offshore Unit or group of Offshore Units and (b) the fully built-up cost (actual or forecast) of such Offshore Unit or group of Offshore Units; in each case immediately after completion of such refurbishment, redeployment, recontracting, contracting or extension.

“Opinion of Counsel” means an opinion from legal counsel, who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.04, who may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent Guarantee” means the guarantee of the obligations of the Company under this Indenture and the Notes by the Parent Guarantor in accordance with the provisions of this Indenture.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the businesses of the Company and its Subsidiaries engaged in or proposed to be engaged in on the Issue Date and any other activities that are similar, complementary, synergistic, ancillary, incidental or reasonably related to, or a reasonable growth, extension, expansion, evolution or development of, such businesses or ancillary thereto, in each case, as determined in good faith by the Company.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary or in any joint venture; provided that:

(1)               (a) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) such Investment does not exceed the aggregate amount of Cumulative Credit not previously expended pursuant to Section 4.07 at the time of such Investment; provided that the amount of any such Investment will be excluded from subclauses (I) – (V) of Section 4.07(a) or any portion of Cumulative Credit resulting from such subclauses (I) – (V) of Section 4.07(a);

(2)               if such Unrestricted Subsidiary or joint venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to be incurred by the Company and its Restricted Subsidiaries pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3)               such Unrestricted Subsidiary’s or joint venture’s activities are not outside the scope of the Permitted Business.

“Permitted Holders” means (i) the Parent Guarantor and (ii) Brookfield and any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing). Any person or group whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)           any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)       such Person becomes a Restricted Subsidiary of the Company; or

(b)       such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

and, in each case, any Investment held by any such Person;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)           any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent company of the Company;

(6)           any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)           Investments represented by Hedging Obligations;

(8)           loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Company or any Restricted Subsidiary of the Company;

(9)           repurchases of the Notes;

(10)         Permitted Business Investments;

(11)        any Affiliate Transaction to the extent it constitutes an Investment, that is permitted by and made in accordance with the provisions of Section 4.11(b) (except for transactions described in clauses (3)(a), (6), (7), (8) and (10) of Section 4.11(b));

(12)        (A) guarantees issued in accordance with Section 4.09 and Section 4.15 and (B) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business or consistent with past practice;

(13)         any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(14)        Investments consisting of purchases and acquisitions of parts, buildings, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(15)         Investments by an Unrestricted Subsidiary outstanding at the time it is redesignated as a Restricted Subsidiary; and

(16)        additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of (A) $200.0 million and (B) 5.0% of the Company’s Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (16) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (16) for so long as such Person continues to be a Restricted Subsidiary;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (15) so that the entire Investment would be a Permitted Investment.

“Permitted Jurisdiction” means Canada, the United Kingdom, Norway, the Cayman Islands, Bermuda, Singapore, Austria, Luxembourg, the Netherlands, Australia, Ireland, the Marshall Islands, in each case to the extent the obligations under the Notes and Note Guarantees, as applicable, would be valid and binding obligations of any Successor Company organized in such jurisdiction, or the United States, any state of the United States or the District of Columbia.

“Permitted Liens” means:

(1)               Liens with respect to Indebtedness incurred under any Credit Facility pursuant to clauses (1) or (2) of Section 4.09(b); provided that the aggregate amount of such Indebtedness does not exceed the aggregate amount that would be allowed under clauses (1) and (2) of Section 4.09(b).

(2)               Liens in favor of the Company or any of its Restricted Subsidiaries;

(3)               Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)             Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)             Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business and Liens over cash deposits in connection with an acquisition, lease, disposition or investment;

(6)              Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof and any cash cover relating to a letter of credit or bank guarantee;

(7)              Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to Section 4.09(b)(5) covering only the assets acquired with or financed by such Indebtedness;

(8)              Liens existing on the Issue Date;

(9)              Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with IFRS has been made therefor;

(10)            Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(11)            Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

(12)             leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

(13)            easements, rights of way, zoning and similar restrictions, reservations or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;

(14)           Liens created for the benefit of (or to secure) the Notes, including any PIK Notes, or the Subsidiary Guarantees;

(15)           Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)       the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)       the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(16)           Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(17)           Liens arising out of judgments constituting an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(18)           licenses of intellectual property in the ordinary course of business;

(19)           Liens on Equity Interests of an Unrestricted Subsidiary or joint venture that secure Indebtedness of such Unrestricted Subsidiary or joint venture;

(20)           leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(21)           Liens to secure a defeasance trust;

(22)           Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance contracts;

(23)           Liens arising under retention of title, hire purchase or conditional sale arrangements arising under provisions in a supplier’s standard conditions of supply in respect of goods or services supplied to the Company or any Restricted Subsidiary in the ordinary course of business and on arm’s length terms;

(24)           Liens arising by way of set-off or pledge (in favor of the account holding bank) arising by operation of law or pursuant to standard banking terms or conditions; provided that the relevant bank account has not been set up nor has the relevant credit balance arisen in order to implement a secured financing;

(25)           Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)           Liens securing Hedging Obligations;

(27)           any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b) or (d) Liens over rental deposits with a lessor pursuant to a property lease entered into in the ordinary course of business;

(28)           Liens incurred under or in connection with lease and sale and leaseback transactions and novations and any refinancings thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sublease rights, insurances relating thereto and rental deposits;

(29)           Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Offshore Unit chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to Offshore Units or masters’, officers’ or crews’ wages and maritime Liens, in the case of each of the foregoing, which were not incurred or created to secure the payment of Indebtedness;

(30)          Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $100.0 million at any one time outstanding;

(31)           Liens securing Indebtedness or other obligations incurred and then outstanding pursuant to clause (4) of the definition of “Permitted Debt”;

(32)           on or after July 16, 2023, Liens securing Indebtedness or other obligations of the Company or any Restricted Subsidiary of the Company incurred and then outstanding pursuant to clause (17) of the definition of “Permitted Debt”; and

(33)           Liens securing Indebtedness incurred and then outstanding pursuant to clause (18) of the definition of “Permitted Debt”.

If any Liens securing obligations are incurred to refinance Liens securing obligations initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Net Tangible Assets, and such refinancing would cause the percentage of Consolidated Net Tangible Assets to be exceeded if calculated based on the Consolidated Net Tangible Assets on the date of such refinancing, such percentage of Consolidated Net Tangible Assets will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Lien does not exceed the principal amount of such obligations secured by such Liens being refinanced, plus any accrued and unpaid interest on the Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness otherwise permitted under the provisions of Section 4.09 in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

For purposes of this definition, the term “Indebtedness” will be deemed to include interest and other obligations payable on and with respect to such Indebtedness.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)	in amounts required for any direct or indirect parent of the Company to pay fees, costs and expenses (including franchise or similar taxes) required to maintain its corporate or other existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company and general corporate operating and overhead fees, costs and expenses of any direct or indirect parent of the Company (including without limitation, any fees, costs and expenses to pay or that are otherwise related to the settlement of any claims or disputes), in each case to the extent such fees, costs and expenses are directly or indirectly attributable to the ownership or operation of the Company and its Subsidiaries;

(2)	so long as no Payment Default or Event of Default has occurred and is continuing, in amounts required for any direct or indirect parent of the Company to pay interest and/or principal on Indebtedness, the proceeds of which have been contributed to the Company or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with Section 4.09;

(3)	in amounts required for any direct or indirect parent of the Company to pay fees and expenses related to any successful or unsuccessful equity or debt offering of such parent, as the case may be, the proceeds of which have been (or, if unsuccessful, would have been) contributed to the Company or any Restricted Subsidiary;

(4)	in amounts required for any direct or indirect parent of the Company to pay any regularly scheduled interest payments or any default interest when due on the 2023 Notes;

(5)	in amounts required for any direct or indirect parent of the Company to pay any amounts due upon the termination or unwinding of any Hedging Obligation of such parent of the Company outstanding as of the Issue Date or any Hedging Obligation of such parent of the Company incurred in the ordinary course of business; and

(6)	in amounts required for any direct or indirect parent of the Company to finance Investments or other acquisitions or investments otherwise permitted to be made pursuant to Section 4.07 if made by the Company; provided that (A) such Restricted Payment must be made within 120 days of the closing of such Investment, acquisition or investment, (B) such parent must, promptly following the closing thereof, cause (1) all property acquired (whether assets or, in the case of Equity Interests, either the Equity Interests or all of the assets of the entity for which the Equity Interests were acquired) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01) in order to consummate such Investment, acquisition or investment, (C) such parent and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (D) any property received by the Company may not increase amounts available for Restricted Payments pursuant to the definition of “Incremental Amounts” and (E) to the extent constituting an Investment, such Investment will be deemed to be made by the Company or such Restricted Subsidiary pursuant to any provision of Section 4.07 or pursuant to the definition of “Permitted Investments.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Company’s Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(1)               the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees, expenses and accrued interest incurred in connection therewith);

(2)               such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under Credit Facilities;

(3)               if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4)                such Permitted Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(5)               if such Permitted Refinancing Indebtedness is issued in exchange for, or the net proceeds are used to renew, refund, refinance, replace, defease or discharge, the Notes, or any subsequent Refinancings thereof, such Permitted Refinancing Indebtedness shall not be (x) issued or guaranteed by any Restricted Subsidiary of the Company unless such Subsidiary is a Subsidiary Guarantor or (y) secured by any asset other than the Collateral.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Interest” means interest payable by increasing the outstanding principal amount of the Notes or issuing PIK Notes under this Indenture having the same terms as the Notes.

“PIK Payment” means any payment of interest on the Notes by adding the interest payable on any interest payment date for the period ended on such date to the aggregate principal amount of Notes outstanding.

“Pledge Agreements” mean those certain pledge agreements entered into by and between the Company or any applicable Subsidiary Guarantor and the Collateral Trustee granting a pledge of the Capital Stock (other than Excluded Equity) in each Material First-Tier Restricted Subsidiary (or any other Subsidiary as elected by the Company).

“Premium Event” means any of the following: (a) any redemption of the Notes or other payment of all, or any part, of the principal balance of any Notes whether before or after (i) the occurrence of a default or an Event of Default or (ii) the commencement of any proceeding under any debtor relief law, and notwithstanding any acceleration (for any reason) of the Notes; (b) the acceleration of all of the Notes for any reason, including, but not limited to, acceleration following or pursuant to an Event of Default, including as a result of the commencement of a proceeding under any debtor relief law; (c) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Notes in any proceeding under any debtor relief law, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any proceeding under any debtor relief law to the holders (whether directly or indirectly, including through the Trustee or Collateral Trustee or any other distribution agent), in full or partial satisfaction of the Notes; and (d) the termination of this Indenture for any reason (other than as a result of the payment in full in cash of the Note Obligations at stated maturity of the Notes).

“Priority Lien” means a Lien granted, or purported to be granted, by a security document to the Collateral Trustee, at any time, upon any property of the Company or any other Guarantor to secure Priority Lien Obligations (as defined in the Collateral Trust Agreement).

“Priority Lien Debt” has the meaning given to such term in the Collateral Trust Agreement.

“Priority Lien Documents” means the Notes, this Indenture and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” has the meaning given to such term in the Collateral Trust Agreement.

“Priority Lien Representative” means:

(1)       in the case of the Notes, the Trustee; and

(2)       in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and (A) is appointed as a representative of such Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, and (B) who has executed a Collateral Trust Joinder, together with its successors and assigns in such capacity.

“Priority Lien Secured Parties” has the meaning given to such term in the Collateral Trust Agreement.

“Priority Lien Security Documents” means the Collateral Agreement, the Pledge Agreements, all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Qualified Services Contract” means, with respect to any Additional Offshore Units acquired by, or committed to be delivered to, the Company or any of its Restricted Subsidiaries, a bona fide contract or series of contracts, together with any amendments, supplements or modifications thereto, that the Board of Directors of the Company, acting in good faith, designates as a “Qualified Services Contract” pursuant to a resolution of the Board of Directors of the Company, which contract or contracts:

(1)              are between the Company or one of its Restricted Subsidiaries, on the one hand, and a Person that is not an Affiliate of the Company and (a) such Person (or a parent of such Person) (i) has a rating of either BBB- or higher from S&P or Baa3 or higher from Moody’s, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency, (ii) is a state-owned, majority state-owned or other state-backed entity, or (iii) is an existing customer of the Company or any of its Restricted Subsidiaries and has not previously defaulted on any of its obligations owed to the Company or any such Restricted Subsidiary; (b) such contract is supported by letters of credit, performance bonds or guarantees from a Person or its parent that satisfies the requirements described in the preceding subclause (a) of this clause (1), or (c) such contract provides for a lockbox or similar arrangements or direct payment to the Company or its Restricted Subsidiary, as the case may be, by a Person satisfying (or a Person whose parent satisfies) such requirements, for the full amount of the contracted payments due over the four-quarter reference period considered in calculating Consolidated Adjusted EBITDA;

(2)               provide for services to be performed by the Company or one or more of its Restricted Subsidiaries involving the use of such Additional Offshore Unit by the Company or one or more of its Restricted Subsidiaries, in either case for a minimum aggregate period of at least one year;

(3)              provide for a fixed or minimum day rate or fixed rate for such Additional Offshore Unit covering all the period in clause (2) above; and

(4)              for purposes of Section 4.09, provide that revenues from such Qualified Services Contract are to be received by the Company or any of the Restricted Subsidiaries within 1 year of (a) delivery of the related Additional Offshore Unit and (b) the incurrence of any Indebtedness pursuant to such clause.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody’s, or both, as the case may be.

“Rating Category” means:

(1)               with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)               with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories); provided that such Rating Decline results from a Change of Control. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2 and 3 for Moody’s, will be taken into account. For example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease by one gradation.

“Ready for Sea Cost” means with respect to an Offshore Unit to be acquired by the Company or any Restricted Subsidiary, the aggregate amount of all expenditures incurred to acquire or construct and bring such Offshore Unit to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to incur other indebtedness or enter alternative financing arrangements, in exchange or replacement for, such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, holders, agents, borrowers, issuers, and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, loan agreement, note purchase agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, initially issued in a denomination (together with the denomination of any other Regulation S Global Note) equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Reporting Failure” means the failure of the Company to comply with the provisions specified in Section 4.03 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act).

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division – Corporate Finance Unit of the Trustee (or any successor division or unit of the Trustee) located at the Corporate Trust Office of the Trustee who shall have direct responsibility for the administration of this Indenture, and shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing (or required to bear) the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary and including, with respect to the Company, Nordic Rio L.L.C., Partrederiet Stena Ugland Shuttle Tankers I DA, Partrederiet Stena Ugland Shuttle Tankers II DA, Partrederiet Stena Ugland Shuttle Tankers III DA and Stena Spirit L.L.C.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and its successors and assigns.

“Sale and Leaseback Transactions” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and thereafter leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Junior Lien Debt and Priority Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Collateral Trust Agreement, each Collateral Trust Joinder, each Priority Lien Security Document and each Junior Lien Security Document (as defined in the Collateral Trust Agreement), in each case, as amended, modified, renewed or restated, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“security documents” means the Collateral Trust Agreement, the Security Agreement, the Collateral Agreement, the Pledge Agreements, and all other security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Series of Junior Lien Debt” means, severally, any issue or series of Junior Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Junior Lien Document shall be part of the same Series of Junior Lien Debt as all other Junior Lien Debt incurred pursuant to such Junior Lien Document.

“Series of Priority Lien Debt” means, severally, Funded Debt under each of the Notes and each other issue or series of Priority Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Priority Lien Document shall be part of the same Series of Priority Lien Debt as all other Priority Lien Debt incurred pursuant to such Priority Lien Document.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Transaction” means:

(1)              solely for the purposes of determining the applicable cash balance, any contribution of capital (other than in respect of Disqualified Stock) to the Company;

(2)               any Investment that results in a Person becoming a Restricted Subsidiary;

(3)             any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Indenture;

(4)               any Asset Acquisition; or

(5)               any Asset Sale:

(a)       that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, or

(b)      of a business, business unit, line of business or division of the Company or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation, spin-off or otherwise.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any Contingent Obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)               any corporation, association or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)               any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interest or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means the guarantee of the obligations of the Company under this Indenture and the Notes by any Subsidiary Guarantor in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Subsidiary of the Company that guarantees the Notes in accordance with the provisions of this Indenture and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, in respect of any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated “Selected Interest Rates (Daily)—H.15” that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2024; provided, however, that if the period from the redemption date to August 15, 2024, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company (a) will calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date (or in the case of any redemption in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, on the Business Day preceding such event) and (b) will file with the Trustee, promptly after completing such calculation and in any event prior to the redemption date, a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, and (b) any Subsidiary of an Unrestricted Subsidiary, but only to the extent that, in each case, such Subsidiary:

(1)               except to the extent permitted by subclause (2)(b) of the definition of Permitted Business Investments, has no Indebtedness other than Non-Recourse Debt (other than guarantees of performance of the Unrestricted Subsidiary made in the ordinary course of business, excluding guarantees of Indebtedness for borrowed money);

(2)               is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)               has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such guarantee would be released upon such designation.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)               the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by the then outstanding principal amount of such Indebtedness.

Section 1.02       Other Definitions.

Term	Defined in Section
“Additional Amounts”	3.09(a)
“Affiliate Transaction”	4.11(a)
“Agreed Security Principles”	13.02(b)
“Alternate Offer”	4.14(d)
“Applicable Premium Deficit”	8.04
“Asset Sale Offer”	4.10(c)
“Authentication Order”	2.02
“Calculation Date”	1.01
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)
“Code”	3.09(a)(7)
“Company”	Preamble
“Covenant Defeasance”	8.03
“Cumulative Credit”	4.07(a)
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(c)
“incur”	4.09(a)
“Joint Venture”	4.09(b)(14)
“LCT Election”	1.05
“LCT Test Date”	1.05
“Legal Defeasance”	8.02
“MD&A”	4.03(a)(1)
“Note Issuance Tax”	3.09(f)
“Offering Memorandum”	4.07(b)(13)
“Patriot Act”	12.11
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09(b)
“PIK Note”	2.14
“Redemption Premium”	6.02
“Registrar”	2.03
“Restricted Payments”	4.07(a)
“Specified Tax Jurisdiction”	3.09(a)
“Successor Company”	5.01
“Taxes”	3.09(a)

Section 1.03       No Incorporation by Reference of Trust Indenture Act.

This Indenture is not qualified under the TIA, and except as expressly provided herein, the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

Section 1.04       Rules of Construction.

Unless the context otherwise requires:

(i)               a term has the meaning assigned to it;

(ii)             an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(iii)            “or” is not exclusive;

(iv)            words in the singular include the plural, and in the plural include the singular;

(v)             “will” shall be interpreted to express a command;

(vi)            provisions apply to successive events and transactions;

(vii)        references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(viii)       references to Sections, Articles, Exhibits, subsections or other subdivisions are references to Sections, Articles, Exhibits, subsections or other subdivisions of this Indenture unless otherwise specified;

(ix)            the words “hereof,” “herein,” “hereunder” and words of similar import are references to this Indenture as a whole and not to any particular provisions of this Indenture; and

(x)               unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Trustee pursuant to procedures approved by the Trustee or the Collateral Trustee, as applicable.

Section 1.05       Limited Condition Transactions.

Notwithstanding anything to the contrary in this Indenture, in connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of (a) determining compliance with any provision of this Indenture that requires the calculation of the Fixed Charge Coverage Ratio, (b) determining whether a Default or Event of Default shall have occurred and be continuing or (c) testing availability under exceptions or baskets set forth in this Indenture, in each case at the option of the Company (any such option, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements with respect to such Limited Condition Transaction, the date of determination of whether any such action shall be permitted under this Indenture shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (each, an “LCT Test Date”) and if, after such ratio and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable four-quarter reference period ending prior to the applicable LCT Test Date, the Company or the applicable Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratio and provisions, such ratio and provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratio or baskets are exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of fluctuations in such ratio or basket (including due to fluctuations in Consolidated Adjusted EBITDA of the Company or fluctuations in Consolidated Adjusted EBITDA of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such ratio and other provisions will not be deemed to have been exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratio and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreements for such Limited Condition Transaction are terminated or expire without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other Specified Transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreements with respect thereto have been terminated or expire. Notwithstanding the foregoing, the Company may at any time withdraw any LCT Election, in which case any Indebtedness and Liens incurred in reliance on such LCT Election in accordance with the foregoing outstanding at such time, if any, shall be deemed to be incurred on the date of such withdrawal.

Article II
THE NOTES

Section 2.01       Form and Dating.

(a)               General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or if a PIK Payment has been made, minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof).

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)               Global Notes. Notes issued in global form will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Increases and Decreases in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Increases and Decreases in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)               Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02       Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, facsimile or electronic image scan or other electronic signature.

If an Officer whose facsimile signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original or other issue that may be validly issued under this Indenture, including any Additional Notes or PIK Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for original issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Notwithstanding anything to the contrary herein, no Officer’s Certificate or Opinion of Counsel shall be required to be delivered in connection with a payment of PIK Interest (whether by an issuance of PIK Notes or by an increase in Global Notes reflecting a PIK Payment).

Section 2.03       Registrar and Paying Agent.

The Company will maintain an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the City and State of New York where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee at its Corporate Trust Office to act as the Registrar with respect to the Global Notes. The Company initially appoints the Trustee at its Corporate Trust Office to act as Paying Agent, which office is located on the date hereof at 60 Livingston Ave., St. Paul, MN 55017.

Section 2.04       Paying Agent to Hold Money and PIK Notes in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money or PIK Notes, as the case may be, held by the Paying Agent for the payment of principal, premium or Additional Amounts, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money, or deliver all PIK Notes, held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money, or deliver all PIK Notes, held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money or PIK Notes, as the case may be. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05       Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06       Transfer and Exchange.

(a)               Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)               the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)               the Company, at its option and subject to the procedures of the Depositary, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3)               there has occurred and is continuing an Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)               Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)               Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)             both:

(i)                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)       instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)              both:

(i)                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)              instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(3)               Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)             if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)              if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)               Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)             the Registrar receives the following:

(i)                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)              if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Notwithstanding the provisions of the first sentence of this subparagraph (4), at the option of the Company, beneficial interests in a Restricted Global Note shall automatically be exchanged for beneficial interests in an Unrestricted Global Note upon the Company’s compliance in full with the Depositary’s “Procedures for the Mandatory Exchange of Rule 144A Securities for Unrestricted Securities” or “Procedures for the Mandatory Exchange of Regulation S Securities for Unrestricted Securities,” as applicable (or such replacement procedures as the Depositary shall put in place). Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(4), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(b)(4) of all of the beneficial interests in a Restricted Global Note to an Unrestricted Global Note, such Restricted Global Note shall be cancelled.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)               Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)               Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)              if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)              if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)             if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)              if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)              if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)               Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)             the Registrar receives the following:

(i)                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)              if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)               Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)               Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)               Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)             if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)              if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)              if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)             if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)              if such Restricted Definitive Note is being transferred to the Company or any of the Company’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)              if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)               Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)             the Registrar receives the following:

(i)                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)              if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)               Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)               Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)             if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)              if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)              if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)               Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)             the Registrar receives the following:

(i)                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)              if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)               Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)               Private Placement Legend.

(A)             Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 903 AND RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 903 AND RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II)  THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B)              Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)               Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)               Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note, Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)               General Provisions Relating to Transfers and Exchanges.

(1)               To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2)               No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.04).

(3)               The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)               All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)               Neither the Registrar nor the Company will be required:

(A)             to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B)              to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)              to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)               Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving any payment on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)               The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8)               All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

(9)               The Trustee and the Agents shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Note or any beneficial interest therein (including any transfers between or among Participants, members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)           None of the Trustee, any Agent or any of their respective agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of Beneficial Ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

None of the Trustee or any Agent shall have any responsibility or obligation to any Beneficial Owner of an interest in a Global Note, a member of, or a Participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants and any Beneficial Owners.

Section 2.07       Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company, or if the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08       Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof with respect to Notes owned by the Company or a Subsidiary, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a).

For the avoidance of doubt, the aggregate principal amount outstanding under any Note shall include any increase in the outstanding principal amount in Global Notes as the result of payment of PIK Interest.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern Time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09       Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company and its Subsidiaries will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10       Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11       Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12       Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will give Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13       CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or other similar numbers.

Section 2.14       PIK Interest.

On any interest payment date, with respect to a Global Note, the Trustee, or the Depositary at the direction of the Trustee, will increase the principal amount of such Global Note by an amount equal to the PIK Interest payable, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note, to the credit of the Holders on the relevant record date and an adjustment will be made on the register maintained with the Registrar with respect to such Global Note to reflect such increase and thereafter shall constitute the outstanding principal amount of the Notes for all purposes of this Indenture and the other Note Documents. On any interest payment date on which the Company makes a payment of PIK Interest by issuing Definitive Notes (a “PIK Note”) under this Indenture having the same terms as the Notes, the principal amount of any such PIK Note issued to any Holder, for the relevant interest period as of the relevant record date for such interest payment date, will be rounded down to the nearest whole dollar. In connection with any PIK Payment, the Company is entitled, without the consent of the Holders (and without regard to any restrictions or limitations set forth under Sections 4.09 and 4.12), to increase the outstanding principal amount of the Notes or to issue the PIK Notes under this Indenture on the same terms and conditions as the Notes. For the avoidance of doubt, following the increase in the principal amount of any Global Note as a result of a PIK Payment, such Global Note will bear interest on such increased principal amount from and after the date of such PIK Payment at the rate applicable to the Notes. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date at the rate applicable to the Notes.

Article III
REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or Section 3.10, it must furnish to the Trustee, at least two Business Days prior to the giving of a notice of redemption, an Officer’s Certificate setting forth:

(1)               the clause of this Indenture pursuant to which the redemption shall occur;

(2)               the redemption date;

(3)               the principal amount of Notes to be redeemed;

(4)               the redemption price (if then determined and otherwise the method of determination); and

(5)               applicable CUSIP Numbers.

Section 3.02       Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)               if the Notes are listed on any national securities exchange (and the Company shall notify the Trustee of any such listing), in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)               if the Notes are not listed on any national securities exchange, on a pro rata basis;

provided, however, that Notes held in the form of Global Notes shall be selected in accordance with the Applicable Procedures of DTC.

In the event of partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 in excess of $1,000 (or if a PIK Payment has been made, minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof); provided, that no Notes of $1,000 (or if a PIK Payment has been made, $1.00) or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03       Notice of Redemption.

(a)               Notices of redemption (other than a notice of redemption given pursuant to Section 3.10) will be given at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with Section 12.01, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or Article XI.

The notice will identify the Notes (including CUSIP Numbers) to be redeemed and will state:

(1)               the redemption date;

(2)               the redemption price (if then determined and otherwise the method of determination);

(3)               if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)               the name and address of the Paying Agent;

(5)               that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)               that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)               the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)               that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9)               if in connection with any conditional notice of redemption pursuant to Section 3.07(f), any condition to the related redemption.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s names and at its expense; provided, however, that the Company has delivered to the Trustee, at least two Business Days prior to the date a notice of redemption is to be given, a written request signed by an Officer of the Company that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Subject to the terms of the applicable notice of redemption (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption.

Any notice of redemption, Asset Sale Offer or Change of Control Offer made in connection with a related transaction or event (including an Equity Offering, contribution, Change of Control, Asset Sale or other transaction but excluding any notice of redemption given pursuant to Section 3.10) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction or event, as the case may be. The Company may redeem Notes pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was given, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.04       Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, except as provided for in Section 3.07(f). The notice, if given in accordance with Section 3.03, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05       Deposit of Redemption Price.

No later than 10:00 a.m. Eastern Time on the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Amounts, if any, on, all Notes to be redeemed upon written request of the Company.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06       Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess of $1,000 (or if a PIK Payment has been made, in a principal amount of $1.00 or an integral multiple of $1.00 in excess of $1.00). It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07       Optional Redemption.

(a)               On any one or more occasions prior to August 15, 2024, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes or PIK Notes issued after the Issue Date), upon giving notice as provided in Section 3.03, at a redemption price equal to 111.50% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), but in an aggregate principal amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1)               at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes or PIK Notes issued after the Issue Date but excluding Notes held by the Company and the Company’s Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all of such Notes are redeemed); and

(2)               the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)               On any one or more occasions on or after August 15, 2024, the Company may redeem all or a part of the Notes upon prior notice as provided in Section 3.03, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2024	105.750%
2025 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price as herein provided, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)               On any one or more occasions prior to August 15, 2024, the Company may also redeem all or a part of the Notes, upon prior notice as provided in Section 3.03, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium, and accrued and unpaid interest and Additional Amounts, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(d)               If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, Alternate Offer or other tender offer to purchase all of the Notes and the Company (or any third party making such Change of Control Offer, Alternate Offer or other tender offer to purchase all of the Notes in lieu of the Company as described below) purchase all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, Alternate Offer or other tender offer to purchase all of the Notes described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the price offered to each other Holder in the Change of Control Offer, Alternate Offer or other tender offer, plus, to the extent not included in the Change of Control Offer, Alternate Offer or tender offer payment, accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(e)               Except pursuant to this Section 3.07 or Section 3.10, the Notes will not be redeemable at the Company’s option prior to August 15, 2024. The Company may, however, at any time and from time to time purchase Notes in privately negotiated or open market transactions, by tender offer or otherwise.

(f)                Any notice of any redemption pursuant to this Section 3.07 may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

(g)               Any redemption pursuant to this Section 3.07 or Section 3.10 shall be made pursuant to the provisions of Section 3.01 through Section 3.06.

Section 3.08       Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09       Additional Amounts.

(a)               All payments made by or on behalf of the Company or any Guarantor under or with respect to the Notes or the Note Guarantees will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge of a similar nature (including penalties, additions to tax, interest and other liabilities related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of the government of the Republic of the Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Company or applicable Guarantor (including any successor entity) is organized, incorporated, engaged in business or is otherwise resident or treated as resident for tax purposes, or any jurisdiction from or through which payment is made (including, without limitation, the jurisdiction of each Paying Agent) (each a “Specified Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the Notes or the Note Guarantees, the Company or applicable Guarantor will pay such additional amounts (or the “Additional Amounts”) as may be necessary so that the net amount received in respect of such payments (including Additional Amounts) after such withholding or deduction will not be less than the amount that would have been received in respect of such payments if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)               any Taxes that would not have been so imposed but for the Holder or Beneficial Owner of the Notes having any present or former connection with the Specified Tax Jurisdiction (other than the mere acquisition, ownership, holding, enforcement or receipt of payment in respect of the Notes or the Note Guarantees);

(2)               any estate, inheritance, gift, sales, excise, transfer, capital gains, personal property or similar Tax;

(3)               any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or the Note Guarantees;

(4)               any Taxes imposed as a result of the failure of the Holder or Beneficial Owner of the Notes, to the extent it is legally entitled to do so, to complete, execute and deliver to the Company any form or document to the extent applicable to such Holder or Beneficial Owner that may be required by law (including any applicable tax treaty) or by reason of administration of such law and which is reasonably requested in writing by the Company or the applicable Guarantor at least 90 days before such withholding or deduction will be payable to be delivered to the Company in order to enable the Company or the applicable Guarantor to make payments on the Notes or the Note Guarantees without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount, which form or document will be delivered within 60 days of a written request therefor by the Company;

(5)               any Taxes that would not have been so imposed but for the beneficiary of the payment having presented a Note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6)               any Taxes imposed on or with respect to any payment by the Company or any Guarantor to the Holder if such Holder is a fiduciary, partnership or person other than the sole Beneficial Owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the Beneficial Owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or Beneficial Owner been the actual Holder of such Note;

(7)               any Taxes imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury Regulations or other official administrative guidance promulgated thereunder or any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing (and including, for the avoidance of doubt, pursuant to any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date hereof (or any amended or successor version described above)); or

(8)               any combination of clauses (1) through (7) above.

(b)               If the Company or any Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Note Guarantees, the Company will deliver to the Trustee and Paying Agent at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee and Paying Agent promptly thereafter but in no event later than two Business Days prior to the date of payment) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and Paying Agent will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and Paying Agent with documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of Additional Amounts.

(c)               The Company or applicable Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Company will make commercially reasonable efforts to provide the Trustee and Paying Agent with an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of the Taxes so withheld or deducted. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee and Paying Agent to the Holders of the Notes.

(d)               Whenever in this Indenture there is referenced, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, the Notes, such reference will be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)               The Company or applicable Guarantor will indemnify a Holder or Beneficial Owner, within 10 Business Days after written demand therefor, for the full amount of any Taxes paid by such Holder or Beneficial Owner to a governmental authority of a Specified Tax Jurisdiction, on or with respect to any payment by on or account of any obligation of the Company or Guarantor to withhold or deduct an amount on account of Taxes for which the Company or Guarantor would have been obliged to pay Additional Amounts hereunder and any penalties, additions to tax, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder will be conclusive absent manifest error.

(f)                The Company or applicable Guarantor will pay any present or future stamp, court, issue, registration, value added, court or documentary taxes or any other excise or property taxes, charges or similar levies (including penalties, additions to tax, interest and any other liabilities and reasonable expenses related thereto) that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or the Note Guarantees (each such tax, a “Note Issuance Tax”), and the Company or such Guarantor will indemnify the Holders or Beneficial Owners for any such Note Issuance Taxes paid by such Holders or Beneficial Owners.

(g)               The obligations described in this Section 3.09 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Guarantor is organized or any political subdivision or authority or agency thereof or therein.

Section 3.10       Optional Redemption for Changes in Withholding Taxes.

(a)               The Company may redeem the Notes, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ prior written notice (which notice will be irrevocable) by the Company, at a redemption price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest (if any) to, but not including, the applicable redemption date and all Additional Amounts (if any) then due and which will become due on the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), in the event that the Company determines in good faith that the Company or the applicable Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or Note Guarantees, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to the Company or such Guarantor (including making payment through a paying agent located in another jurisdiction), as a result of:

(1)               a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date of this Indenture; or

(2)               any change in or amendment to any official position of a taxing authority in any Specified Tax Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture.

(b)               Notwithstanding the foregoing, no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or such Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes or the Note Guarantees were then due. Before the Company gives the notice of redemption of the Notes as described above, the Company will deliver to the Trustee and Paying Agent (a) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (b) an opinion of independent legal counsel of recognized standing satisfactory to the Trustee and Paying Agent that the Company or the applicable Guarantor has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clauses (1) or (2) of Section 3.10(a).

(c)               The Trustee and Paying Agent will accept and will be entitled to conclusively rely upon the Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they will be conclusive and binding on the Holders.

Article IV
COVENANTS

Section 4.01       Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and cash interest, if any, and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes. Except as otherwise provided for in this Indenture, interest shall be payable as PIK Interest. Principal, premium, if any, and cash interest, if any, and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest and Additional Amounts, if any, then due. PIK Interest will be considered paid on the date due if on such date the Trustee has received (i) a written order, pursuant to Section 2.02, to increase the balance of any Global Note to reflect such PIK Interest or (ii) PIK Notes duly executed by the Company together with a written order, pursuant to Section 2.02, of the Company signed by an Officer of the Company requesting the authentication of such PIK Notes by the Trustee. In connection with the payment of PIK Interest in respect of the Notes, the Company will, without the consent of Holders (and without regard to any restrictions or limitations set forth under Sections 4.09 and 4.12), either increase the outstanding principal amount of the Notes or issue PIK Notes under this Indenture.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of the Notes in accordance with Article III of this Indenture, repurchase of the Notes in accordance with Section 4.10 or 4.14 of this Indenture or repayment of the Notes (including at Stated Maturity) shall be made solely in the form of cash interest.

The Company will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02       Maintenance of Office or Agency.

The Company will maintain in the City and State of New York, an office or agency (which may be an office of the Trustee or the Paying Agent or an Affiliate of the Trustee or the Paying Agent) where Notes may be surrendered for payment, and the Company will maintain in the United States an office or agency (which may be an office of the Trustee or the Registrar or an Affiliate of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that the Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Company.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the City and State of New York where Notes may be surrendered for payment. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03       Reports.

(a)               Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will provide the Trustee and Holders with copies of, without cost to each Holder:

(1)               within 75 days after the end of each of the first three fiscal quarters in each fiscal year, reports substantially in the form that would be required to be contained in a filing with the SEC on Form 6-K (or any successor form) containing, whether or not required, the Company’s unaudited quarterly consolidated financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flow) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations (an “MD&A”) (or equivalent disclosure) for and as of the end of such fiscal quarter (with comparable financial statements for the corresponding fiscal quarter of the immediately preceding fiscal year);

(2)               within the time period required under the rules of the SEC for the filing of Form 20-F (or any successor form) for each fiscal year, an annual report substantially in the form that would be required to be contained in a filing with the SEC on Form 20-F (or any successor form) containing the information required to be contained therein (including the Company’s audited consolidated financial statements, a report thereon by the Company’s certified independent accountants and an MD&A) for such fiscal year; and

(3)               at or prior to such times as would be required to be filed or furnished to the SEC if the Company was then a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act (whether or not the Company is then subject to such requirements), all such other reports and information that the Company would have been required to file or furnish pursuant thereto.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)               In the event that any direct or indirect parent company of the Company, including the Parent Guarantor, provides a Note Guarantee, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent company.

(c)               Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon filing or posting such report as contemplated by this Section 4.03 (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the Holders under Article VI if the principal of, premium, if any, on, and interest on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(d)               To the extent not satisfied by the preceding provisions of this Section 4.03, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)               Notwithstanding the foregoing, the Company will be deemed to have furnished each of the reports referred to above to the Trustee and the Holders on the date that the Company or any direct or indirect parent of the Company has filed such reports with the SEC via the EDGAR (or any successor) filing system and such reports are publicly available or has posted such reports to a website or on IntraLinks or any comparable data system or website, it being understood that the Trustee shall have no responsibility for determining whether such filings or postings have been made.

Section 4.04       Compliance Certificate.

(a)               The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2021) an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or propose to take with respect thereto.

(b)               So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, a written statement specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto.

Section 4.05       Intentionally Omitted.

Section 4.06       Intentionally Omitted.

Section 4.07       Restricted Payments.

(a)

(1)               The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A)             declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(B)              purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(C)              make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee (excluding (x) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the Notes or to any Subsidiary Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

(D)             make any Restricted Investment;

(all such payments and other actions not otherwise permitted as set forth in these clauses (a)(1)(A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, (i) no Default (except a Reporting Failure) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, (ii) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 2.0 to 1.0; and (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (13) of Section 4.07(b)), is less than the sum, without duplication, of:

(I)       50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, provided that no such deficit shall reduce Cumulative Credit for such period to an amount less than $0.00); plus

(II)       100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash (including the Fair Market Value of any Indebtedness contributed to the Company or its Restricted Subsidiaries for cancellation), received by the Company since the Issue Date as a contribution to its common equity capital or that becomes a part of the capital of the Company through consolidation, merger or amalgamation following the Issue Date in each case involving consideration consisting solely of Equity Interests (other than Disqualified Stock) of the Company in connection with any such transaction, or received by the Company from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock or Designated Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(III)       to the extent not already included in Consolidated Net Income, if any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

(IV)       the net reduction in Restricted Investments resulting from distributions, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, or from mergers or consolidations with or into, or transfers of assets to, the Company or a Restricted Subsidiary of the Company, in an amount not to exceed 100% of the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer, to the extent such amounts have not been included in Consolidated Net Income for any period commencing on or after the Issue Date; plus

(V)       any dividends or distributions received in cash by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period (subclauses (I), (II), (III), (IV) and (V) above being referred to as “Cumulative Credit”).

(b)           The provisions of Section 4.07(a) will not prohibit:

(1)               the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2)               the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from subclause (II) of Section 4.07(a) or any portion of Cumulative Credit resulting from subclause (II) of Section 4.07(a) ;

(3)               the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary of the Company that is contractually subordinated to the Notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)               the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)               the purchase, redemption or other acquisition or retirement (or dividends or distributions to any direct or indirect parent company of the Company to finance any such purchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent company of the Company held by any current or former officer, director, consultant or employee (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company pursuant to any equity subscription agreement, shareholders’ or members’ agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interest appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to any succeeding calendar year without limitation); provided further, that the amount in any calendar year may be increased by an amount not to exceed:

(A)             the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under Section 4.07(a) or any portion of Cumulative Credit resulting from Section 4.07(a) or Section 4.07(b)(2); plus

(B)              the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date;

provided, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any single calendar year;

(6)               the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of options, warrants, incentives or rights to acquire Equity Interests;

(7)               the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described under Section 4.09(a);

(8)               the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (A) the Company would, at the time of such issuance of Designated Preferred Stock and after giving pro forma effect to such issuance (and the payment of dividends or distributions thereunder) as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), and (B) the aggregate amount of dividends declared and paid pursuant to this clause (8) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(9)               the repurchase, redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described under Section 4.14 and Section 4.10; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted under this Indenture) shall have made a Change of Control Offer, Alternate Offer or Asset Sale Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer, Alternate Offer or Asset Sale Offer;

(10)           cash payments or loans, advances, dividends or distributions to any direct or indirect parent the Company to permit a direct or indirect parent to make cash payments, in lieu of issuing fractional Equity Interests in connection with any dividend, split or combination thereof or the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company, any of its Restricted Subsidiaries or any direct or indirect parent company of the Company, or any dividend, split or combination of such equity interests;

(11)           Permitted Payments to Parent;

(12)           other Restricted Payments in an aggregate amount since the Issue Date not to exceed $175.0 million; and

(13)           the dividend, distribution or any other transfer to the Parent Guarantor of any 2023 Notes received on or prior to the Issue Date by the Company and any other Restricted Payments related to the cancellation of such 2023 Notes.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7) or (8) of this Section 4.07(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a non-cash dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (12) of Section 4.07(b), or is permitted pursuant to Section 4.07(a), the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07. For the avoidance of doubt, in no event will limited partner interests of the Company issued in kind as a distribution pursuant to the Partnership Agreement be considered to be a Restricted Payment.

(d)          For the purposes of this Section 4.07, a contribution, sale or incurrence will be deemed to be “substantially concurrent” if the related “Restricted Payment” or purchase, repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal or acquisition of assets or Capital Stock or other Investment occurs within 120 days before or after such contribution, sale or incurrence.

Section 4.08       Dividend and Other Payment Restrictions Affecting Non-Guarantor Subsidiaries.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries that is not a Subsidiary Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Subsidiary Guarantor to:

(1)               pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, provided that the priority that any series of preferred equity of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of any common equity of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or other distributions on Capital Stock for purposes of this Section 4.08 so long as the terms of such preferred equity do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make distributions on its Capital Stock, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)               make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)               sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           However, the restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)               agreements governing Indebtedness outstanding on the Issue Date, the Existing Credit Facilities and other Credit Facilities in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the chief financial officer of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)               this Indenture, the Notes and the Subsidiary Guarantees (and any Additional Notes and PIK Notes and related guarantees under this Indenture);

(3)               applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4)               any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)               customary non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;

(6)               purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(7)               any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;

(8)               Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the chief financial officer of the Company, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)               Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)           provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(11)           restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(12)           other Indebtedness of Restricted Subsidiaries that are non-Guarantors that is incurred subsequent to the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the agreements governing such Indebtedness pursuant to Section 4.09;

(13)           encumbrances on any property or asset that exist at the time the property or asset was acquired by the Company or a Restricted Subsidiary of the Company;

(14)           contractual encumbrances or restrictions in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the chief financial officer of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(15)           customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements;

(16)           any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(17)           any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred, in each case permitted to be incurred by Section 4.09, if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

(18)           any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (17); provided that such amendments or refinancings are not, in the good faith judgment of the chief financial officer of the Company, materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing; and

(19)           provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary of the Company in connection with a sale and leaseback transaction.

Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Equity.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any preferred equity; provided, however, that on or after July 16, 2023, the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if on the date thereof the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred equity (collectively, “Permitted Debt”):

(1)               (A) on or after July 16, 2023, the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit and bankers’ acceptances under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(A) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $500.0 million and (ii) the sum of (a) $100.0 million and (b) 10.0% of the Company’s Consolidated Net Tangible Assets; and (B) the incurrence by the Company or any Subsidiary Guarantor of any Indebtedness under Credit Facilities that is unsecured or secured by a Priority Lien or a Junior Lien on the Collateral;

(2)               the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit and bankers’ acceptances under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed, for each Offshore Unit or group of Offshore Units for which the Company or a Restricted Subsidiary has entered into a contract for the construction, acquisition, refurbishment redeployment or recontracting of such Offshore Unit or group of Offshore Units or has entered into a new contract or an extension of a contract for such Offshore Unit or group of Offshore Units (including, for the avoidance of doubt, with respect to any construction, acquisition, refurbishment, redeployment, recontracting, contracting or extension that has occurred within the immediately preceding 12-month period), an amount equal to the difference of (i) 80% of the Offshore Unit Value for such Offshore Unit or group of Offshore Units at the time any such Indebtedness is incurred minus (ii) the amount of any Indebtedness secured by such Offshore Unit or group of Offshore Units other than Indebtedness incurred under this clause (2) (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any such Indebtedness) minus (iii) the amount of any Permitted Refinancing Indebtedness outstanding pursuant to clause (6) of this Section 4.09(b) incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness previously incurred in respect of such Offshore Unit or group of Offshore Units pursuant to this clause (2); provided, however, that in no case shall such difference be less than $0.00;

(3)               the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent outstanding on the Issue Date, including the Existing Credit Facilities;

(4)               the incurrence by the Company or any of its Restricted Subsidiaries (including any future Subsidiary Guarantor) of Indebtedness represented by the Notes to be issued on the Issue Date, any PIK Notes and the related Subsidiary Guarantees;

(5)               the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred equity, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock and Offshore Units), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (5), not to exceed the greater of $100.0 million and 2.5% of the Company’s Consolidated Net Tangible Assets at any time outstanding;

(6)               the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (6) or (17) of this Section 4.09(b);

(7)               the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)             if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

(B)              (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)               the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of preferred equity; provided, however, that:

(A)             any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

(B)              any sale or other transfer of any such preferred equity to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (8);

(9)               the incurrence by the Company or any of its Restricted Subsidiaries of Bank Product Obligations other than for speculative purposes;

(10)             the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness and cash management pooling obligations and arrangements of the Company or a Restricted Subsidiary of the Company; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)             the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, bid, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to supply agreements or equipment leases), or other similar obligations in the ordinary course of business or consistent with past practice;

(12)              the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(13)             the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred equity of the Company or any Restricted Subsidiary of the Company incurred or issued to finance an acquisition or of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary of the Company in accordance with the terms of this Indenture; provided, however, that for any such Indebtedness, Disqualified Stock or preferred equity outstanding under this clause (13) in excess of the greater of (A) $150.0 million and (B) 5% of the Company’s Consolidated Net Tangible Assets, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (13), after giving effect to such acquisition and the incurrence of such Indebtedness, Disqualified Stock and preferred equity either:

(A)             the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(B)              the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition;

(14)             the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary or any joint venture that is not a Restricted Subsidiary (a “Joint Venture”), but only to the extent that such liability is the result of (a) the Company’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness or (b) the pledge of (or a Guarantee limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure such Indebtedness and, in the case of clauses (a) and (b), solely to the extent such Indebtedness constitutes Non-Recourse Debt;

(15)             the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(16)             the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $100.0 million at any time outstanding (it being understood that any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (16) shall cease to be deemed incurred or outstanding for purposes of this Section 4.09 from and after the date on which the Company could have incurred such Indebtedness or Disqualified Stock or preferred equity under Section 4.09(a) without reliance upon this clause (16));

(17)             on or after July 16, 2023, the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity the proceeds of which are used, directly or indirectly, to fund Investments in (including in equity or other ownership interests in entities engaged in) the development, licensing, construction, lease or acquisition of technology or infrastructure relating to renewable energy generation, energy storage, advanced fuels, carbon mitigation, hydrogen or ammonia production or technologies, fuel cells, other infrastructure- or sustainability-linked products and similar technologies or infrastructure;

(18)             without duplication of capacity under clause (2), the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness secured only by a Lien on FPSO Cidade De Itajai or the Capital Stock of the Person that owns such Offshore Unit or the revenue streams or dividends derived therefrom or from contracts relating to such Offshore Unit together with related customary security for such Indebtedness not to exceed at any time outstanding an amount equal to the difference of (i) 80% of the Offshore Unit Value of FPSO Cidade De Itajai at the time any such Indebtedness is incurred minus (ii) the amount of any Indebtedness secured by FPSO Cidade De Itajai other than Indebtedness incurred under this clause (18); and

(19)             all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (18) above.

provided, however, that no Restricted Subsidiary of the Company that is not a Subsidiary Guarantor may incur any Indebtedness under clauses (1)(A), (2), (16) or (18) of this Section 4.09(b) or pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), or any Permitted Refinancing Indebtedness in respect of such Indebtedness, if such Indebtedness is issued in exchange for, or the net proceeds are used to, directly or indirectly, renew, refund, refinance, replace, defease or discharge, the Notes, the 2023 Notes or any subsequent Refinancings thereof.

The Company will not incur, and the Company will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior priority basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this Section 4.09. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares or units of the same class of Disqualified Stock or preferred equity and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of IFRS 9) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this Section 4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary of the Company may incur pursuant to this Section 4.09 will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Indebtedness was incurred; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is incurred.

The amount of any Indebtedness outstanding as of any date will be:

(1)               the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)               the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)               in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)             the Fair Market Value of such assets at the date of determination; and

(B)              the amount of the Indebtedness of the other Person.

If any Indebtedness is incurred, or Disqualified Stock or preferred equity is issued, in reliance on a basket measured by reference to a percentage of Consolidated Net Tangible Assets, and any refinancing thereof would cause the percentage of Consolidated Net Tangible Assets to be exceeded if calculated based on the Consolidated Net Tangible Assets on the date of such refinancing, such percentage of Consolidated Net Tangible Assets will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness, the liquidation preference of such newly-issued Disqualified Stock or the amount of such newly-issued preferred equity does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such preferred equity being refinanced, extended, replaced, refunded, renewed or defeased, plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the preferred equity and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, preferred equity or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, preferred equity or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, preferred equity or Disqualified Stock.

Section 4.10       Asset Sales.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)               the Company or a Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractual agreement to such Asset Sale by the parties thereto) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)               at least 75% of the aggregate consideration received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by the Company or any Restricted Subsidiary is in the form of cash, Cash Equivalents or Additional Assets, or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(A)             any liabilities of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is released from further liability;

(B)              any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(C)              any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (C) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration, is less than the greater of (x) 3.0% of the Company’s Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) $120.0 million; and

(D)             any Capital Stock or assets of the kind referred to in clause (C), (E) or (F) of Section 4.10(b)(1).

(b)           Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may:

(1)               apply such Net Proceeds, at its option:

(A)             in the case of any Net Proceeds received from Asset Sales of Collateral, to repay, redeem, retire, defease, replace, refinance or repurchase any Priority Lien Debt, provided that if the Company or any of its Restricted Subsidiaries repays, redeems or repurchases any such Priority Lien Debt pursuant to this clause (1) other than the Notes, the Company or such Restricted Subsidiary must equally and ratably redeem or repurchase (or offer to repurchase) the Notes, at the Company’s option, as provided for under Section 3.07, through open market purchases or by making an offer to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (and such offer shall be deemed for purposes of this covenant to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Proceeds offered to the holders, whether or not the offer is accepted by any or all holders);

(B)              in the case of any Net Proceeds received from Asset Sales (other than Asset Sales of Collateral), to repay (w) Indebtedness and other Obligations of the Company or any of its Restricted Subsidiaries under a Credit Facility secured by a Permitted Lien, (x) any Indebtedness that was secured by the assets sold in such Asset Sale, (y) the Notes or other Indebtedness that is pari passu with the Notes, or (z) Indebtedness of a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor, in each case other than Indebtedness and other Obligations (i) incurred in violation of this Indenture or (ii) subordinate in right of payment to the Notes or a Subsidiary Guarantee; provided that, if the Company or any Subsidiary Guarantor repays, redeems or repurchases any Priority Lien Debt, Junior Lien Debt or unsecured Indebtedness held by an Affiliate of the Company pursuant to this clause (2), the Company or such Subsidiary Guarantor must equally and ratably redeem or repurchase (or offer to repurchase) the Notes, at the Company’s option, as provided for under Section 3.07, through open market purchases or by making an offer to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (and such offer shall be deemed for purposes of this covenant to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Proceeds offered to the holders, whether or not the offer is accepted by any or all holders);

(C)              to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company;

(D)             to make capital expenditures in respect of a Permitted Business;

(E)              to acquire other long-term assets that are used or useful in a Permitted Business (including, without limitation, Offshore Units, related assets and any related Ready for Sea Costs) or make any deposit, installment or progress payment in respect of such assets or payment of any related Ready for Sea Costs; or

(F)              to invest in Additional Assets.

(2)               enter into a binding commitment to apply the Net Proceeds pursuant to clause (C), (D), (E) or (F) of Section 4.10(b)(1); provided, that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until (i) with respect to any binding commitment to purchase, acquire or construct Additional Offshore Units and any related Ready for Sea Costs with such Net Proceeds, the later of (x) the 365th day from the receipt thereof from the Asset Sale and (y) two years from the date any such binding commitment is made and (ii) with respect to any other binding commitment to apply Net Proceeds pursuant to such clauses, the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period.

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)               Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” If at any time the aggregate amount of Excess Proceeds exceeds $25.0 million, or on any earlier date if the Company so elects, the Company will make an offer to all Holders of Notes (an “Asset Sale Offer”) and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary of the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into (or required to be purchased, prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company will select such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be purchased, prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)               The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 4.10 by virtue of such compliance.

(e)               Upon the expiration of the period for which the Asset Sale Offer remains open, the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been purchased in the Asset Sale Offer by the Company. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price for all Notes of such Holder that were so purchased.

(f)                Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note duly completed, or transfer by book-entry transfer, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Company receives not later than one Business Day prior to the purchase date, a notice of withdrawal setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.

(g)               Notices of an Asset Sale Offer shall be given at least 30 but not more than 60 days before the purchase date to each Holder in accordance with Section 12.01. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that is to be purchased.

(h)               A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Section 4.11        Transactions with Affiliates.

(a)               The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $10.0 million, unless:

(1)               the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or such Affiliate Transaction is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view; and

(2)               the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, a resolution adopted by all members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11.

(b)               The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1)             any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(2)               transactions (including a merger) between or among the Company and/or any of its Restricted Subsidiaries;

(3)             (a) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person and (b) agreements with respect to cash management pooling obligations in the ordinary course of business with Unrestricted Subsidiaries;

(4)               payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company (or their respective Controlled Investment Affiliates);

(5)               any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company or any direct or indirect parent company of the Company (or their respective Controlled Investment Affiliates), and the granting and performance of registration rights in connection therewith;

(6)               Restricted Payments and Investments that do not violate Section 4.07 or Permitted Payments to Parent;

(7)               loans or advances to employees or consultants in the ordinary course of business or consistent with past practice;

(8)               any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a);

(9)               the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members’ or stockholders’ agreement or related subscription agreement, charter, bylaw or similar provision, registration rights agreement or similar agreement related to Equity Interests of the Company to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not otherwise materially more disadvantageous to the Holders of the Notes taken as a whole than the original agreement as in effect on the Issue Date;

(10)           transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), fair to the Company or its Restricted Subsidiaries from a financial point of view or materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)           (x) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(12)           if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company where such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company;

(13)           transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not, in the good faith judgment of the Board of Directors of the Company, materially more disadvantageous to the Holders of the Notes, taken as a whole);

(14)           payments of fees and expenses in connection with any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of the Company;

(15)           (a) investments by Permitted Holders in securities of the Company or any of its Restricted Subsidiaries (and payment of reasonable out of pocket expenses incurred by such Permitted Holders in connection therewith), provided, in the case of investments in publicly traded securities for less than Fair Market Value, that such investment:

(i)                 is being offered by the Company or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and

(ii)              constitutes less than 10.0% of the proposed or outstanding issue amount of such class of securities (provided that any investments in debt securities by any Affiliated Debt Fund shall not be subject to the limitation in this clause (ii)), and

(b)       payments to Permitted Holders in respect of securities of the Company or any of its Restricted Subsidiaries contemplated in subclause (a) above or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or any bona fide transaction with the holders of such securities generally;

(16)           transactions permitted by, and complying with, the provisions of Section 5.01 solely for the purpose of (a) reorganizing to facilitate any initial public offering of securities of the Company or any direct or indirect parent company, (b) forming a holding company, (c) reincorporating the Company in a new jurisdiction or (d) modifying the Company’s form of entity; and

(17)           any transactions related to the delivery to the Parent Guarantor and cancellation of any 2023 Notes received on or prior to the Issue Date by the Company.

Section 4.12        Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise suffer to exist any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, securing Indebtedness of the Company or the Subsidiary Guarantors.

Section 4.13       Intentionally Omitted.

Section 4.14       Offer to Repurchase Upon Change of Control.

(a)               If a Change of Control occurs, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess of $1,000 (or if a PIK Payment has been made, equal to $1.00 or an integral multiple of $1.00 in excess thereof)) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to, but not including, the date of repurchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”). Within 30 days following any Change of Control, except as otherwise provided in Section 4.14(d), the Company will deliver a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and stating:

(1)               that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)               the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)               that any Note not tendered will continue to accrue interest;

(4)               that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)               that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)               that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a notice of withdrawal setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)               that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 in excess of $1,000 (or if a PIK Payment has been made, in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof);

provided, that a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)               On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)               accept for payment all Notes or portions of Notes (in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess of $1,000 (or if a PIK Payment has been made, in a minimum principal amount of $1.00 and integral multiples of $1.00 in excess thereof)) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(2)               deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company; and

(3)               deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess of $1,000 (or if a PIK Payment has been made, in a minimum principal amount of $1.00 and integral multiples of $1.00 in excess thereof).

(c)               The provisions described above in this Section 4.14 that require the Company to make a Change of Control Offer following a Change of Control are applicable whether or not any other provisions of this Indenture are applicable. The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

(d)               The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(e)               The Company’s obligation to make a Change of Control Offer pursuant to this Section 4.14 may be waived or modified or terminated with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.

Section 4.15       Future Subsidiary Guarantees.

If, after the Issue Date, any Restricted Subsidiary of the Company other than a Subsidiary Guarantor guarantees any Indebtedness of the Company under a Credit Facility, then such Restricted Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Officer’s Certificate and an Opinion of Counsel within 30 days of the date on which it guaranteed such Indebtedness. The form of such supplemental indenture is attached as Exhibit D hereto.

Section 4.16       Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either (i) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07 or (ii) a Permitted Investment, as determined by the Company. A designation of a Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Company could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 4.09(a), or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and (2) no Default or Event of Default would be in existence following such designation.

Section 4.17       Covenant Termination.

If at any time (a) the Notes are assigned an Investment Grade Rating, (b) no Default has occurred and is continuing under this Indenture and (c) the Company has delivered to the Trustee an Officer’s Certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16 and clause (4) of Section 5.01. However, the Company and its Restricted Subsidiaries will remain subject to all other provisions hereof.

Article V
SUCCESSORS

Section 5.01       Consolidation, Amalgamation, Merger, or Sale of Assets.

The Company will not, directly or indirectly: (i) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving entity) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Company’s properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

(1)               either:

(A)             the Company is the surviving entity; or

(B)           the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of a Permitted Jurisdiction;

(2)               the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3)               immediately after such transaction, no Default or Event of Default exists;

(4)               the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (B) have had a Fixed Charge Coverage Ratio for the successor entity and its Restricted Subsidiaries not less than the actual Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5)               the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such consolidation, amalgamation, merger or sale, and the execution of the supplemental indenture (if any) have been complied with.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties or assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

For purposes of the foregoing, entry by the Company or any Subsidiary of the Company into one or more leases, charters, pool agreements or operations or service contracts with respect to any Offshore Units will be deemed not to constitute a sale, assignment, transfer, conveyance or other disposition subject to this covenant.

This Section 5.01 will not apply to any consolidation, amalgamation, merger, or any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and any of its Restricted Subsidiaries. Clauses (3) and (4) of this Section 5.01 will not apply to any consolidation, amalgamation or merger of the Company (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate of the Company solely for the purpose of reorganizing the Company under the laws of the United States, any state of the United States or the District of Columbia.

Notwithstanding the preceding provisions, the Company may reorganize as any other form of entity provided that:

(1)               the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited liability company formed under the laws of the Marshall Islands;

(2)               the entity so formed by or resulting from such reorganization (the “Successor Company”) is an entity organized or existing under the laws of a Permitted Jurisdiction;

(3)               the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(4)               immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

(5)               such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar national, state or local law).

Section 5.02       Successor Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a disposition of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

Article VI
DEFAULTS AND REMEDIES

Section 6.01       Events of Default.

Each of the following is an “Event of Default”:

(1)               default for 30 days in the payment when due of interest, or Additional Amounts, if any, with respect to, the Notes;

(2)               default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)               failure by the Company or any of the Company’s Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after notice to the Company by the Trustee or to the Company by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class (with a copy to the Trustee) to comply with any of its other agreements in this Indenture;

(4)               default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of the Company’s Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Restricted Subsidiary of the Company), if that default:

(A)             is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a “Payment Default”); or

(B)              results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(5)               failure by the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary of the Company, to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(6)               except as permitted by this Indenture, any Subsidiary Guarantee of any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary of the Company, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture), or any Subsidiary Guarantor, or any Person acting on behalf of any such Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee and such Default continues for ten days;

(7)               the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(A)             commences a voluntary case,

(B)              consents to the entry of an order for relief against it in an involuntary case,

(C)              consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D)             makes a general assignment for the benefit of its creditors.

(8)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)             is for relief against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary of the Company in an involuntary case;

(B)              appoints a custodian of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary; or

(C)              orders the liquidation of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(9)               the occurrence of any of the following:

(A)             except as permitted by this Indenture or the relevant security documents, any security document ceases for any reason to be fully enforceable in any material respect; provided, that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more security documents to be fully enforceable in any material respect is that any Priority Lien purported to be granted under such security documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected first-priority Lien, subject only to Permitted Liens; provided further, that it will not be an Event of Default under this clause if such condition results from the action or inaction of the Trustee, the Collateral Trustee or any other third party which is not an affiliate of the Company; provided further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; or

(B)              except as permitted by this Indenture or the relevant security documents, any Priority Lien for the benefit of the Holders of the Notes purported to be granted under any security document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected first-priority Lien in any material respect, subject to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or the Collateral Trustee (after the Trustee or Collateral Trustee has received written notice of such cessation from the holders of 25% or more of the aggregate principal amount of the Notes outstanding) of failure to comply with such requirement; provided, that it will not be an Event of Default under this clause if such condition results from the action or inaction of the Trustee, the Collateral Trustee or any other third party which is not an affiliate of the Company; provided further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period.

Section 6.02       Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01, with respect to the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together (as of the latest consolidated financial statements of the Company made available to the Holders), would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by giving written notice thereof to the Company (with a copy to the Trustee if such notice is given by the Holders).

Upon any such declaration, the Notes shall become due and payable immediately.

In the event of any Event of Default specified in clause (4) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting Payment Default on the Notes) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

If the Notes are accelerated or otherwise become due prior to their maturity date as a result of an Event of Default or by operation of law or a Premium Event occurs, the principal of, accrued and unpaid interest and premium on the Notes subject to such Premium Event shall be due and payable. If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default or by operation of law or any Premium Event occurs prior to August 15, 2025, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration, Premium Event or the date on which the Notes otherwise become due as if such acceleration or other circumstance causing the Notes to become due were an optional redemption of the Notes accelerated or becoming due (the “Redemption Premium”). In any such case, the Redemption Premium shall constitute part of the Note Obligations, and constitutes liquidated damages, not unmatured interest or a penalty, as the actual amount of damages to the holders as a result of the relevant Premium Event would be impracticable and extremely difficult to ascertain. Accordingly, the Redemption Premium is provided by mutual agreement of the Company and the Guarantors and the holders of the Notes as a reasonable estimation and calculation of such actual lost profits and other actual damages of such holders. Without limiting the generality of the foregoing, it is understood and agreed that upon the occurrence of any Premium Event, the Redemption Premium shall be automatically and immediately due and payable as though any Notes subject to a Premium Event were voluntarily prepaid as of such date and shall constitute part of the Note Obligations secured by the Collateral. The Redemption Premium shall also be automatically and immediately due and payable if the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. THE COMPANY AND THE GUARANTORS HEREBY EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING REDEMPTION PREMIUM IN CONNECTION WITH ANY SUCH EVENTS, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. The Company and the Guarantors expressly agree (to the fullest extent it and they may lawfully do so) that with respect to the Redemption Premium payable under the terms of the Notes: (i) the Redemption Premium is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) the Redemption Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the holders of the Notes and the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium; and (iv) the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company and the Guarantors expressly acknowledge that their agreement to pay the Redemption Premium as described in this Indenture is a material inducement to the holders of the Notes to purchase the Notes.

Section 6.03       Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Amounts, if any on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04       Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes (except with respect to amounts that have become due and payable solely as a result of an acceleration that has been rescinded). Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05       Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability.

Section 6.06       Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Amounts, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)               such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)              Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)              such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)               the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)               Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07       Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, interest or Additional Amounts, if any, on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08       Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Amounts, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09       Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10       Priorities.

Subject in all respects to the Collateral Trust Agreement, if the Trustee collects any money pursuant to this Article VI, or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money in the following order:

First: to the Trustee and the Collateral Trustee (including any predecessor trustee), acting in any capacity hereunder, their respective agents and attorneys for amounts due hereunder and under any security documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Amounts, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article VII
TRUSTEE

Section 7.01       Duties of Trustee.

(a)               If an Event of Default occurs and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, that a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Except during the continuance of an Event of Default:

(1)               the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)               The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)               this subsection (c) does not limit the effect of subsection (b) of this Section 7.01;

(2)               the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)               the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 and Section 6.05.

(d)               Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)               No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(f)                The Trustee will not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02       Rights of Trustee.

(a)               The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)               Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)               The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any agent appointed with due care.

(d)               The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)               Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company and such Officer’s name appears on the certificate described in Section 7.02(m).

(f)                The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(g)               Other than the covenants set forth in Section 4.01, the Trustee shall have no duty to monitor, inquire as to or ascertain compliance with the performance of the Company’s covenants in this Indenture.

(h)               The permissive right of the Trustee to act hereunder shall not be construed as a duty.

(i)                 The Trustee shall not be required to give any bond or surety or to expend or risk its own funds in respect of the performance of its powers and duties hereunder.

(j)                 In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)               The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(l)                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, Custodian and other Person employed to act hereunder, including the Collateral Trustee.

(m)             The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n)               The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(o)               The Trustee shall not be liable or responsible for any action or inaction of the Depositary, Euroclear, Clearstream or any other clearinghouse or depositary.

(p)               The Trustee shall have no obligation to undertake any calculation hereunder or have any liability for any calculation performed in connection herewith or the transactions contemplated hereunder.

Section 7.03       Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA), after a Default has occurred and is continuing, it must (i) eliminate such conflict within 90 days or (ii) resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11.

Section 7.04       Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee will not be responsible for any statement or recital herein or any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05       Notice of Defaults.

If a Default or Event of Default occurs and is continuing of which the Trustee is deemed to have knowledge in accordance with Section 7.02(k), the Trustee will give Holders a notice of the Default or Event of Default within 90 days after it is deemed to have such knowledge. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Amounts, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06       Intentionally Omitted.

Section 7.07       Compensation and Indemnity.

(a)               The Company will pay to the Trustee (acting in any capacity hereunder) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)               The Company and each Guarantor, jointly and severally, will indemnify the Trustee (acting in any capacity hereunder) against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and/or the exercise or enforcement of its rights hereunder, including the reasonable and documented costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Trustee will notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)               The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

(d)               To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08       Replacement of Trustee.

(a)               A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)               the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)               a custodian or public officer takes charge of the Trustee or its property; or

(4)               the Trustee becomes incapable of acting.

(c)               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)               If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will give notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s and the Guarantors’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09       Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including its obligations hereunder) to, another Person, the successor Person without any further act will be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10       Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11       Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Article VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article VIII.

Section 8.02       Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)               the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest or Additional Amounts, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;

(2)               the Company’s obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10 and 4.02;

(3)               the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)               this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03       Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their respective obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 4.16 and clauses (3) and (4) of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by IFRS). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(3) through Section 6.01(5) will not constitute Events of Default.

Section 8.04       Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03:

(1)               the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a U.S. nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Additional Amounts, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) required to be deposited with the Trustee on or prior to the date of redemption;

(2)               in the case of an election under Section 8.02, the Company must deliver to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) confirming that:

(A)             the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)              since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)               in the case of an election under Section 8.03, the Company must deliver to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)               no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of any Lien securing such borrowings);

(5)               such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)               the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)               the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Amounts, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06       Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Amounts, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Amounts, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and such Holder will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that, if any Definitive Note is then outstanding, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07       Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Amounts, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the security documents (subject, in the case of the security documents, to any further requirements in the Collateral Trust Agreement) or the Collateral Trust Agreement:

(1)               to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)               to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)               to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s properties or assets, as applicable, in accordance with the terms of this Indenture;

(4)               to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder, including to comply with the requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A under the Securities Act or Regulation S under the Securities Act;

(5)               to conform the text of this Indenture, the Note Guarantees, the Notes or any security document to any provision of the “Description of the New PIK Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of the New PIK Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Notes or the security documents;

(6)               [reserved];

(7)               to provide for the issuance of Additional Notes and PIK Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(8)               to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to evidence the release of any Guarantor from a Note Guarantee in accordance with the terms of this Indenture;

(9)               to add covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of holders, or to surrender any right or power conferred upon the Company or any Guarantor;

(10)           to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee and provide for a successor or replacement Collateral Trustee under the security documents;

(11)           to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the security documents or any release of Collateral or discharge or termination of any Lien on Collateral that becomes effective as set forth in this Indenture, any of the security documents or the Collateral Trust Agreement;

(12)           to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under this Indenture or any of the security documents;

(13)           to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Trustee or Collateral Trustee and the Holders of the Notes (and any other Priority Lien Secured Party and Junior Lien Secured Party) as additional security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Trustee in accordance with the terms of this Indenture or otherwise;

(14)           to provide for the succession of any parties to the security documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant security document;

(15)           with respect to the security documents, as provided in the Collateral Trust Agreement (including to add or replace Priority Lien Secured Parties or Junior Lien Secured Parties or to add or replace Priority Lien Obligations or Junior Lien Obligations thereunder);

(16)           to make any change not adverse to the Holders of the Notes in order to facilitate entry into other Priority Lien Documents or Junior Lien Documents;

(17)           in the case of any security document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement;

(18)           to release Collateral from the Lien securing the Notes when permitted or required by the security documents, this Indenture or the Collateral Trust Agreement;

(19)            to enter into any intercreditor agreement having substantially similar terms with respect to the holders as those set forth in the Collateral Trust Agreement, or any joinder thereto; or

(20)            in the event of PIK Notes, to make appropriate amendments to reflect the minimum denomination of PIK Notes, and establish minimum redemption amounts for PIK Notes.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, benefits, privileges, protections, indemnities or immunities under this Indenture or otherwise.

Section 9.02       With Consent of Holders.

Except as provided below in this Section 9.02, the Company, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Sections 4.10 and 4.14), the Notes, the Note Guarantees and the security documents with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes and PIK Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees or the security documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes and PIK Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)              reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)              reduce the principal of or extend the fixed maturity of any Note; provided that any amendment to the minimum or maximum notice period required or permitted to be provided under this Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes;

(3)              reduce the rate of or extend the time for payment of interest, including Additional Amounts, or premium on any Note;

(4)              waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)              make any Note payable in money other than that stated in the Notes;

(6)              make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders of Notes to receive payments of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes (other than as permitted by clause (7) below);

(7)              waive a redemption payment with respect to any Note (for the avoidance of doubt, a payment required by Sections 4.10 or 4.14 is not a redemption payment);

(8)              release any Subsidiary Guarantor that is a Significant Subsidiary of the Company from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)              make any change in the preceding amendment, supplement and waiver provisions or the provision of this clause (9).

In addition, any amendment to, or waiver of, the provisions of this Indenture or any security document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with any Note Document) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, benefits, privileges, protections, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

Section 9.04       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05       Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Article X
NOTE GUARANTEES

Section 10.01   Note Guarantees.

(a)            Subject to this Article X, the Parent Guarantor and each Person that becomes a Subsidiary Guarantor, by execution of a supplemental indenture to this Indenture in accordance with Section 4.15, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)              the principal of, premium on, if any, interest and Additional Amounts, if any, on the Notes will be promptly paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)              in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)            Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of its Guarantee. The Guarantors will have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Section 10.02   Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

(a)            A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless:

(1)              immediately after giving effect to that transaction, no Default or Event of Default exists;

(2)              either:

(A)            such Subsidiary Guarantor is the surviving Person or the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Subsidiary Guarantor) assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or

(B)             the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture; and

(3)            the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Indenture.

(b)            In case of any such consolidation, merger, sale or other disposition that is subject to clause (2)(A) above and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the obligations of the Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

Section 10.03   Limitation on Guarantor Liability.

Each Guarantor confirms, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.04   Releases of Guarantees.

(a)            The Subsidiary Guarantee of a Subsidiary Guarantor and its other obligations hereunder will be automatically released:

(1)              in connection with any sale, transfer or other disposition of all or substantially all of the properties or assets of that Subsidiary Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, transfer or other disposition does not violate Section 4.10;

(2)              upon the release or discharge of the obligations of such Subsidiary Guarantor under the Credit Facility that gave rise to the requirement to provide such a Subsidiary Guarantee pursuant to Section 4.15;

(3)              in connection with any sale, transfer or other disposition of Capital Stock of that Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, if the sale, transfer or other disposition does not violate Section 4.10;

(4)              if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(5)              upon the liquidation or dissolution of such Subsidiary Guarantor in a transaction or series of transactions that does not violate the terms of this Indenture;

(6)               upon Legal Defeasance in accordance with Article VIII or satisfaction and discharge of this Indenture in accordance with Article XI;

(7)              upon the release or discharge of such Subsidiary Guarantor’s guarantee of all other Indebtedness of the Company for borrowed money (other than intercompany debt); or

(8)               as described under Article IX.

(b)            The Parent Guarantee will be automatically released upon any of the following:

(1)               the Company ceasing to be a Subsidiary of the Parent Guarantor in a transaction not prohibited by the Indenture;

(2)               the Company’s transfer of all or substantially all of its assets to, or merger, consolidation or amalgamation with, an entity that is not a wholly owned Subsidiary of the Parent Guarantor in accordance with Section 5.01 and such transferee entity assumes the Company’s obligations under this Indenture;

(3)              the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option as described under Article VIII or if the Company’s obligations under this Indenture are discharged in accordance with Article XI;

(4)              (i) upon the merger, amalgamation or consolidation of the Parent Guarantor with and into the Company, (ii) upon the transfer of all or substantially all of its assets to the Company or (iii) upon the liquidation or dissolution of the Company, in each case, in a manner not in violation of this Indenture; or

(5)              as described under Article IX.

(c)            Any Guarantor not released from its obligations as provided in this Section 10.04 will remain liable for the full amount of principal of, premium on, if any, interest and Additional Amounts, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article X.

Article XI
SATISFACTION AND DISCHARGE

Section 11.01   Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Article XI), when:

(1)              either:

(A)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)             all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of and at the expense of the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a U.S. nationally recognized investment bank, appraisal firm or firm of public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, interest and Additional Amounts, if any, on the Notes to the date of Stated Maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited therefor shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit required to be deposited with the Trustee on or prior to the date of redemption;

(2)              the Company or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

(3)              the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and Opinion of Counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(B) of this Section 11.01, the provisions of Sections 8.06 and 11.02 will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02   Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Amounts, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium or Additional Amounts, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article XII
MISCELLANEOUS

Section 12.01   Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Altera Infrastructure Holdings L.L.C.
Altera House, Unit 3

Prospect Park

Arnhall Business Park

Westhill, Aberdeenshire, AB32 6FJ

United Kingdom
Phone: +44 1224 568 200

Attention: Corporate Secretary

With a copy to:

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Facsimile No.: 713-836-3601
Attention: Matthew R. Pacey, P.C.

                  Bryan D. Flannery

If to the Trustee:

West Side Flats St. Paul

EP-MN-WS3C

60 Livingston Ave.

St. Paul, Minnesota 55107

Facsimile No.: 651-466-7430

Attention: Altera Infrastructure Notes Administrator

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder that is required herein to be mailed will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company gives a notice or communication to Holders, it will give a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures of the Depositary.

The Trustee agrees to accept and act upon instructions or directions from the Company pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.02   Communication by Holders with Other Holders.

(a)            Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.03   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than in connection with an Authentication Order given pursuant to Sections 2.06, 2.07, 2.10, 3.06 or 9.04), the Company shall furnish to the Trustee:

(1)              an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)              an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)              a statement that the person making such certificate or opinion has read such covenant or condition;

(2)              a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)              a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)              a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.05   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06   No Personal Liability of Directors, Officers, Employees, Stockholders and Members.

To the extent permitted by law no director, manager, officer, employee, incorporator, stockholder, partner or member of the Company, the Parent Guarantor, any parent entity of the Company, the Parent Guarantor or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company, the Parent Guarantor or the Subsidiary Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07   Governing Law.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ANY DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE RIGHTS OF ANY PARTY UNDER THIS INDENTURE SHALL BE EXCLUSIVELY MAINTAINED IN THE U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO: (I) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW, AND (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN ANY SUIT, ACTION OR PROCEEDING.

Section 12.08   Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Sections 10.02 and 10.04.

Section 12.09   Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.10   Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.11   Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.12   PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (the “Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

Section 12.13   Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.14   Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium on, if any, or interest or Additional Amounts, if any, on, any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.15   Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s Applicable Procedures.

Article XIII
COLLATERAL AND SECURITY

Section 13.01   Security Interest.

(a)            The due and punctual payment of the Obligations on the Notes and the Obligations of the Subsidiary Guarantors under the Note Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes, the Note Guarantees and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders, the Collateral Trustee or the Trustee under the Note Documents, according to the terms hereunder or thereunder, are secured, as provided in the Collateral Documents. The Company and each of the Subsidiary Guarantors consent and agree to be bound by the terms of the Collateral Documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. The Company and each of the Subsidiary Guarantors hereby agree that the Collateral Trustee shall hold the Collateral (directly or through co-trustees or agents) on behalf of and for the benefit of all of the Holders and the other holders of Priority Lien Obligations.

(b)            Each Holder, by its acceptance of the Notes and of the Note Guarantees, consents and agrees to the terms of the Collateral Trust Agreement and the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Collateral Documents) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Trustee and the Collateral Trustee. Each Holder authorizes and directs the Collateral Trustee to enter into the Note Documents (including any amendments thereto contemplated by Section [8.1] of the Collateral Trust Agreement and any Collateral Documents to secure additional Priority Lien Debt in accordance with Section [4.8] of the Collateral Trust Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, without limitation, the limitations on duties of the Collateral Trustee provided in Section [6.12] of the Collateral Trust Agreement. The Trustee, the Collateral Trustee and each Holder, by accepting the Notes and the Note Guarantees of the Subsidiary Guarantors, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Priority Lien Obligations, subject to the Collateral Trust Agreement, the Collateral Trustee and the Trustee, and the Lien of this Indenture and the Collateral Documents is subject to and qualified and limited in all respects by the Collateral Trust Agreement and the Collateral Documents and actions that may be taken thereunder.

Section 13.02   Collateral Requirements.

(a)            The obligations of Company with respect to the Notes, the obligations of the Subsidiary Guarantors under the Note Guarantees and all other Priority Lien Obligations which become subject to the Collateral Trust Agreement now or in the future will be secured by Liens on the Collateral granted to the Collateral Trustee for the benefit of the Priority Lien Secured Parties and Junior Lien Secured Parties with the priority as among them described in the Collateral Trust Agreement.

(b)            Subject to the Collateral Trust Agreement, the Notes shall be secured on a pari passu basis with any future Priority Lien Obligations by first-priority security interests (subject to Permitted Liens) in the Collateral, now owned or hereafter acquired (in each case, other than Excluded Property).

Notwithstanding anything contained to the contrary herein, neither the Company nor any Subsidiary Guarantor shall be required to take any actions under the Collateral Documents with respect to the granting, creation or perfection of security interests in the Collateral other than actions relating to or arising in connection with (collectively, the “Agreed Security Principles”):

(1)       the filing of UCC-1 financing statements and UCC-3 continuation statements;

(2)       the Local Law Creation and Perfection Steps;

(3)       the granting to the Collateral Trustee of possession over debt instruments with a value in excess of $2,500,000 individually or $10,000,000 in the aggregate; and

(4)       the execution and delivery of account control agreements, securities account control agreements, and commodities account control agreements in respect of deposit accounts, securities accounts and commodities accounts, provided, however, other than as set forth above in respect of the Local Law Creation and Perfection Steps and any actions with respect to the creation and perfection of security interests in Collateral described in clause (4) above, neither the Company nor any Subsidiary Guarantor shall be required to take any actions with respect to the creation or perfection of security interests on any Collateral that are within or subject to the laws of any jurisdiction outside of the United States.

If the Company or any Subsidiary Guarantor is unable (after use of commercially reasonable efforts) to complete on or prior to the Issue Date any actions required in connection with the grant and perfection of such security interests in the Collateral that are required to be undertaken under this Indenture, the Collateral Trust Agreement or the Collateral Documents, the Company or Subsidiary Guarantor, as applicable, will use commercially reasonable efforts to complete such actions within sixty (60) days after the Issue Date, and thereafter continue to use commercially reasonable efforts to complete such actions unless such efforts would be futile; provided, that, in all cases, the Company will be afforded a sixty (60) day period after the Issue Date to use commercially reasonable efforts to grant and perfect the security interests in the Capital Stock of Navion Offshore Loading AS and Logitel Offshore Norway A.S. pursuant to the Local Law Creation and Perfection Steps, and after such sixty (60) day period, continue to use commercially reasonable efforts to grant and perfect such security interest unless such efforts would be futile (it being agreed that Local Law Creation and Perfection Steps shall cease to be required if Navion Offshore Loading AS or Logitel Offshore Norway A.S., as applicable, ceases to be a Material First-Tier Restricted Subsidiary).

The Company will use commercially reasonable efforts to cause to be delivered to the Trustee an executed intercompany subordination agreement within sixty (60) days after the Issue Date and, if the Company fails to do so, thereafter continue to use commercially reasonable efforts to complete such actions unless efforts would be futile.

Section 13.03   After-Acquired Property.

Subject to the provisions of the Collateral Trust Agreement and the Agreed Security Principles, upon the acquisition by the Company or any Subsidiary Guarantor after the Issue Date of any assets (other than Excluded Property), that are of a type that are required to constitute part of the Collateral, or any such asset no longer constitutes Excluded Property or any first-tier Restricted Subsidiary becomes a Material First-Tier Restricted Subsidiary, and such assets are not automatically subject to a first-priority perfected Lien in favor of the Collateral Trustee (or, in the case of a Material First-Tier Restricted Subsidiary, the pledge in the Capital Stock of such Person is not granted and perfected pursuant to the Local Law Creation and Perfection Steps), the Company or Subsidiary Guarantor shall use its commercially reasonable efforts within sixty (60) days of the date of acquisition of any such Collateral (or of the date on which such asset ceases to constitute Excluded Property) to execute and deliver the necessary Collateral Documents in order to grant to the Collateral Trustee a first-priority lien (subject to Permitted Liens) on such assets, and after such sixty (60) day period continue to use commercially reasonable efforts to execute and deliver such Collateral Documents unless such efforts would be futile. With regard to any asset constituting Collateral, the Company or Guarantor shall execute and deliver such security document on substantially the same terms as the Collateral Documents covering Collateral owned by the Company and Subsidiary Guarantors on the Issue Date reasonably required to create a perfected security interest in such Collateral.

Section 13.04   Impairment of Security Interest.

(a)               The Company will not (i) take or omit to take any action which would materially and adversely affect or impair the Liens in favor of the Collateral Trustee for the benefit of the Holders of the Notes and any future Priority Lien Debt with respect to the Collateral (which shall be without prejudice to the Company’s or any Subsidiary Guarantor’s right to dispose of, or grant Liens on, the Collateral as otherwise permitted hereunder), (ii) grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any Liens in the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Notes or the Note Guarantees. Each of the Company and Subsidiary Guarantors will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the Obligations intended to be secured by the Collateral Documents.

Section 13.05   Intentionally Omitted.

Section 13.06   Collateral Trust Agreement.

This Indenture, including this Article XIII, and the provisions of each other Collateral Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Company and each Subsidiary Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. Each Holder, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement and (b) authorizes and instructs the Collateral Trustee on behalf of the Holders of the Notes and each other holder of Priority Lien Obligations to enter into the Collateral Trust Agreement as Collateral Trustee on behalf of such holders of Priority Lien Obligations and to take such actions in accordance with the terms of the Collateral Trust Agreement as may be required pursuant to the terms of the Collateral Trust Agreement. In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Collateral Trust Agreement, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Obligations and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto.

Section 13.07   Release of Liens on the Collateral.

(a)               The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes or other Obligations outstanding under this Indenture (but not necessarily any other Priority Lien Debt), and the right of the Holders to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will automatically and without the need for any further action by any Person (other than notice of such release to the Collateral Trustee, but the failure to deliver such notice shall not affect such release) terminate and be discharged:

(1)       in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances or which has become (and only to the extent it continues to constitute) Excluded Property;

(2)       in whole upon:

           (i) satisfaction and discharge of this Indenture as set forth in Article XI; or

           (ii) a Legal Defeasance or Covenant Defeasance set forth in Article VIII;

(3)       in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by the Company or a Subsidiary Guarantor (other than to the Company or a Subsidiary Guarantor) in a transaction not prohibited by this Indenture or the Collateral Documents at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee in accordance with this Indenture, concurrently with the release of such Subsidiary Guarantee or (c) solely with respect to the release of a Subsidiary Guarantee under Section 10.02, 10.03 or 10.04, the Capital Stock of the released Subsidiary Guarantor, concurrently with the release of such Subsidiary Guarantee;

(4)       in whole or in part, as applicable, with the consent of Holders of (i) 66-2/3% or more in aggregate principal amount of then outstanding Notes if releasing all or substantially all Collateral and (ii) 50% or more in aggregate principal amount of then outstanding Notes if releasing less than all or substantially all Collateral (in each case, including without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes);

(5)       in whole or in part, in accordance with the applicable provisions of the Collateral Document or the Collateral Trust Agreement;

(6)       to the extent any lease is Collateral, upon termination of such lease;

(7)       with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of such Capital Stock that is not prohibited by this Indenture; or

(8)       as described in Section 9.02.

(b)       Each of the releases described in clauses (1) through (7) of this Section 13.07 (other than clauses (4) and (5) (but only, in the case of clause (5), to the extent that such consent of the Holders is required by the applicable provisions of the security document or the Collateral Trust Agreement)) shall be effected by the Collateral Trustee without the consent of the Holders or any action on the part of the Trustee. The Company will furnish to the Collateral Trustee, prior to each proposed release of such Collateral pursuant to the security document and this Indenture, an Officer’s Certificate to the effect that such transaction and the disposition of the proceeds thereof will comply with the terms of the Collateral Documents and this Indenture, as applicable.

(c)       Upon compliance by the Company or any Subsidiary Guarantor, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Trustee, at the written request and sole expense of the Company, shall promptly cause to be released and reconveyed to the Company or the Subsidiary Guarantors, as the case may be, the released Collateral.

SIGNATURES

Dated as of August 27, 2021	ALTERA INFRASTRUCTURE HOLDINGS L.L.C.

	By:	/s/ Mark Mitchell
	Name:	Mark Mitchell
	Title:	President

ALTERA INFRASTRUCTURE L.P.

	By:	Altera Infrastructure GP L.L.C.,
its general partner

	By	/s/ Mark Mitchell
	Name:	Mark Mitchell
	Title:	Vice President and Company Secretary

[Signature page to the Indenture]

US BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joshua A Hahn
	Name:	Joshua A Hahn
	Title:	Vice President

[Signature page to the Indenture]

[Face of Note]

CUSIP/ISIN __________

11.50% Senior Secured PIK Notes due 2026

No. ________	$______________

ALTERA INFRASTRUCTURE HOLDINGS L.L.C.

promise to pay to _______________________________ or registered assigns the principal sum of ____________________ DOLLARS [or such greater or lesser amount as may be indicated on the attached Schedule of Increases and Decreases in the Global Note] on August 15, 2026.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Dated:	ALTERA INFRASTRUCTURE HOLDINGS L.L.C.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A - 1

[Back of Note]
11.50% Senior Secured PIK Notes due 2026

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

(1)       INTEREST. Altera Infrastructure Holdings L.L.C., a limited liability company formed under the Laws of the Republic of the Marshall Islands (the “Company”) promises to pay interest on the principal amount of this Note at 11.50% per annum from August 27, 2021 until maturity. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 27, 2021 until the principal hereof is due. The first Interest Payment Date shall be February 15, 2022. The Company will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be payable by increasing the principal amount of the outstanding Note or by issuing PIK Notes (“PIK Interest”). Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of the Notes in accordance with Article III of the Indenture, repurchase of the Notes in accordance with Section 4.10 or 4.14 of the Indenture or repayment of the Notes (including at Stated Maturity) shall be made solely in the form of cash interest.

(2)       METHOD OF PAYMENT. The Company will pay cash interest, if any, on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of Notes represented by Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depositary. The Company will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), upon the presentation and, if the final presentation, surrender thereof at the office or agency of the Paying Agent in the City and State of New York, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made in the case of a Holder of at least $5,000,000 aggregate principal amount of Definitive Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. PIK Interest will be considered paid on the date due if on such date the Trustee has received (a) a written order, pursuant to Section 2.02 of the Indenture, from the Company signed by an Officer of the Company to increase the balance of any Global Note to reflect such PIK Interest or (b) PIK Notes duly executed by the Company together with a written order, pursuant to Section 2.02 of the Indenture, of the Company signed by an Officer of the Company requesting the authentication of such PIK Notes by the Trustee. In connection with the payment of PIK Interest in respect of the Notes, the Company will, without the consent of Holders (and without regard to any restrictions or limitations set forth under Sections 4.09 or 4.12 of the Indenture), either increase the outstanding principal amount of the Global Notes or issue PIK Notes under the Indenture.

(3)       PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Company’s Subsidiaries may act in any such capacity.

(4)       INDENTURE. The Company issued the Notes under an Indenture dated as of August 27, 2021 (the “Indenture”) among the Company, Altera Infrastructure L.P., as Parent Guarantor, any other Guarantor from time to time party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Company. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by non-Guarantor Restricted Subsidiaries, issue or sell Capital Stock of the Company’s Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or sell or otherwise dispose of all or substantially all of its properties or assets.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Parent Guarantor and the Subsidiary Guarantors, if any, shall, jointly and severally, unconditionally guarantee the Obligations of the Company under the Notes on a senior secured (or, in the case of the Parent Guarantor, unsecured) basis pursuant to the terms of the Indenture.

(5)       OPTIONAL REDEMPTION.

(A)       On any one or more occasions prior to August 15, 2024, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes or PIK Notes issued after the Issue Date), upon prior notice as provided in the Indenture, at a redemption price equal to 111.50% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), but in an aggregate principal amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(i)       at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes or PIK Notes issued after the Issue Date but excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all of such Notes are redeemed); and

(ii)       the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(B)       On any one or more occasions on or after August 15, 2024, the Company may redeem all or a part of the Notes upon prior notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2024	105.750%
2025 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price as provided in the Indenture, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(C)       On any one of more occasions prior to August 15, 2024, the Company may also redeem all or a part of the Notes, upon prior notice as provided in the Indenture, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium, and accrued and unpaid interest and Additional Amounts, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(D)       The Company may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Sections 3.07(d) and 3.10(a) of the Indenture.

(E)       Except pursuant to Section 3.07 or Section 3.10 of the Indenture, the Notes will not be redeemable at the Company’s option prior to August 15, 2024. The Company may, however, at any time and from time to time purchase Notes in privately negotiated or open market transactions, by tender offer or otherwise.

(6)       MANDATORY REDEMPTION. The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)       NOTICE OF REDEMPTION. Notices of redemption (other than a notice of redemption given pursuant to Section 3.10 of the Indenture) will be given at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $1,000 (or if a PIK Payment has been made, in a principal amount of $1.00 or whole multiples of $1.00 in excess of $1.00).

(8)       REPURCHASE AT THE OPTION OF HOLDER.

(A)       Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess of $1,000 (or if a PIK Payment has been made, equal to $1.00 or an integral multiple of $1.00 in excess thereof)) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, the Company will deliver a notice to each Holder (with a copy to the Trustee) setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(B)       In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase the Notes upon certain Asset Sales.

(9)       DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or if a PIK Payment has been made, denominations of $1.00 and integral multiples of $1.00 in excess thereof). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or similar governmental charges permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)       PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.

(11)       AMENDMENT, SUPPLEMENT AND WAIVER. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article IX of the Indenture.

(12)       DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.

(13)       DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of their obligations under the Notes, the Note Guarantees and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal of, premium on, if any, and interest or Additional Amounts, if any, on the Notes to redemption or stated maturity, as the case may be.

(14)       TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)       COLLATERAL DOCUMENTS. Each Holder, by accepting a Note, shall be deemed to have consented and agreed to the terms of the Collateral Documents and the performance by the Collateral Trustee of its obligations and the exercise of its rights thereunder and in connection therewith.

(16)       NO RECOURSE AGAINST OTHERS. To the extent permitted by law no director, manager, officer, employee, incorporator, member, stockholder or partner of either of the Company, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(17)       AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(18)       ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19)       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20)       GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Altera Infrastructure Holdings L.L.C.
Altera House, Unit 3

Prospect Park

Arnhall Business Park

Westhill, Aberdeenshire, AB32 6FJ

United Kingdom
Phone: +44 1224 568 200

Attention: Corporate Secretary

EXHIBIT A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

☐    Section 4.10         ☐     Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE*

The following increases and decreases in this Global Note have been made:

Date of Increase/Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*       This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Altera Infrastructure Holdings L.L.C.
Altera House, Unit 3

Prospect Park

Arnhall Business Park

Westhill, Aberdeenshire, AB32 6FJ

United Kingdom
Phone: +44 1224 568 200

Attention: Corporate Secretary

U.S. Bank National Association
West Side Flats St. Paul

EP-MN-WS3C

60 Livingston Ave.

St. Paul, Minnesota 55107

Facsimile No.: 651-466-7430

Attention: Altera Infrastructure Notes Administrator

Re:     11.50% Senior Secured PIK Notes due 2026

Reference is hereby made to the Indenture, dated as of August 27, 2021 (the “Indenture”), among Altera Infrastructure Holdings L.L.C., a limited liability company formed under the laws of the Republic of the Marshall Islands (the “Company”), Altera Infrastructure L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands, as Parent Guarantor, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $______________ in such Note[s] or interests (the “Transfer”), to ____________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.       ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.       ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.       ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	☐ such Transfer is being effected to the Company or a subsidiary of the Company;

or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.            ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)	☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	☐ Eli Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	Eli Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT C

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(A)         ☐    a beneficial interest in the:

(i)        ☐ 144A Global Note (CUSIP 02156W AC1), or

(ii)       ☐ Regulation S Global Note (CUSIP Y10008 AC7),

or

(B)          a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold: [CHECK ONE]

(A)         ☐    a beneficial interest in the:

(i)       ☐ 144A Global Note (CUSIP 02156W AC1), or

(ii)      ☐ Regulation S Global Note (CUSIP Y10008 AC7),

or

(iii)     ☐ Unrestricted Global Note (CUSIP ); or

(B)          ☐    a Restricted Definitive Note; or

(C)          ☐    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Altera Infrastructure Holdings L.L.C.
Altera House, Unit 3

Prospect Park

Arnhall Business Park

Westhill, Aberdeenshire, AB32 6FJ

United Kingdom
Phone: +44 1224 568 200

Attention: Corporate Secretary

U.S. Bank National Association

West Side Flats St. Paul

EP-MN-WS3C

60 Livingston Ave.

St. Paul, Minnesota 55107

Facsimile No.: 651-466-7430

Attention: Altera Infrastructure Notes Administrator

Re:	11.50% Senior Secured PIK Notes due 2026

(CUSIP ______________)

Reference is hereby made to the Indenture, dated as of August 27, 2021 (the “Indenture”), among Altera Infrastructure Holdings L.L.C., a limited liability company formed under the laws of the Republic of the Marshall Islands (the “Company”), Altera Infrastructure L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands, as Parent Guarantor, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv)the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)       ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of __________, 20__, among __________________ (the “New Guarantor”), a _____________ and a Subsidiary of Altera Infrastructure Holdings L.L.C., a limited liability company formed under the laws of the Republic of the Marshall Islands (the “Company”), Altera Infrastructure L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands, as Parent Guarantor, and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of August 27, 2021, providing for the issuance of the Company’s 11.50% Senior Secured PIK Notes due 2026 (the “Notes”);

WHEREAS, Section 4.15 of the Indenture provides that under the circumstances set forth therein, the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Indenture and the Notes on the terms and conditions set forth herein and therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company and the Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.       DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       AGREEMENT TO GUARANTEE. The New Guarantor hereby unconditionally Guarantees, jointly and severally with all existing Guarantors (if any), on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.       NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Company, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

D - 1

4.       NOTICES. All notices or other communications to the New Guarantor shall be given to the Company as provided in Section 12.01 of the Indenture.

5.       RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.       GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.       COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.       EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.

9.       SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10.       TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the Note Guarantee of the New Guarantor. The recitals and statements herein are deemed to be those of the Company and the New Guarantors, and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

D - 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ______________, 20__

[NEW GUARANTOR]

By:
Name:
Title:

ALTERA INFRASTRUCTURE HOLDINGS L.L.C.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signature

D - 3